                                                                     EXHIBIT 4.1

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                             FREMONT FUNDING INC.,
                                  Transferor,



                         FREMONT FINANCIAL CORPORATION,
                                   Servicer,



                                      and



                             LASALLE NATIONAL BANK,
                                    Trustee

                      on behalf of the Certificateholders


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                    FREMONT SMALL BUSINESS LOAN MASTER TRUST




                              AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                           Dated as of April 1, 1997



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                               TABLE OF CONTENTS

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                                          ARTICLE I

                                         DEFINITIONS

Section 1.01     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.02     Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.03     Calculations and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    2


                                         ARTICLE II

                      CONVEYANCE OF ADVANCES; ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 2.02     Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Section 2.03     Representations and Warranties of the Transferor Relating to the
                 Transferor   . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .    4
Section 2.04     Representations and Warranties of the Transferor Relating to this
                 Agreement and any Supplement and the Advances; Reassignment of Advances   . . .    8
Section 2.05     Addition of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 2.06     Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 2.07     Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 2.08     Removal of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 2.09     Cancellation of the Certificates of any Series  . . . . . . . . . . . . . . . .   19


                                         ARTICLE III

                                ADMINISTRATION AND SERVICING
                                         OF ADVANCES

Section 3.01     Acceptance of Appointment and Other Matters Relating to the
                 Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Section 3.02     Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 3.03     Representations, Warranties, and Covenants of the Servicer  . . . . . . . . . .   23
Section 3.04     Reports and Records for the Trustee . . . . . . . . . . . . . . . . . . . . . .   27





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Section 3.05     Annual Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 3.06     Annual Independent Public Accountants' Servicing Report . . . . . . . . . . . .   28
Section 3.07     Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 3.08     Notices to Fremont Financial  . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 3.09     Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 3.10     Covenant to Maintain Privileges . . . . . . . . . . . . . . . . . . . . . . . .   30


                                         ARTICLE IV

                         RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                               AND APPLICATION OF COLLECTIONS

Section 4.01     Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 4.02     Establishment of Collection Account . . . . . . . . . . . . . . . . . . . . . .   30
Section 4.03     Daily Deposits and Collections  . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 4.04     Payments to Investor Certificateholders, the Holder of the
                 Variable Funding Certificate, and the Holder of the Transferor Certificate. . .   35
Section 4.05     Determination and Allocation of Charge-Off Amounts  . . . . . . . . . . . . . .   36
Section 4.06     Return of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 4.07     Defaulted Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38


                                          ARTICLE V

                                DISTRIBUTIONS AND REPORTS TO
                                     CERTIFICATEHOLDERS

Section 5.01     Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 5.02     Monthly Investor Certificateholders' Statement; Annual Tax
                 Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


                                          ARTICLE VI

                                       THE CERTIFICATES

Section 6.01     The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 6.02     Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 6.03     Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . .   41





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Section 6.04     Mutilated, Destroyed, Lost, or Stolen Certificates  . . . . . . . . . . . . . .   44
Section 6.05     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 6.06     Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Section 6.07     Access to List of Certificateholders' Names and Addresses . . . . . . . . . . .   45
Section 6.08     Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 6.09     Delivery of Additional Series of Investor Certificates or the
                 Variable Funding Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .   47
Section 6.10     Issuer Additional Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 6.11     Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 6.12     Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Section 6.13     Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50


                                         ARTICLE VII

                                   OTHER MATTERS RELATING
                                      TO THE TRANSFEROR

Section 7.01     Liability of the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 7.02     Merger or Consolidation of or Assumption of the Obligations of
                 the Transferor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 7.03     Limitation on Liability of the Transferor . . . . . . . . . . . . . . . . . . .   52
Section 7.04     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52


                                        ARTICLE VIII

                                   OTHER MATTERS RELATING
                                       TO THE SERVICER

Section 8.01     Liability of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 8.02     Merger or Consolidation of or Assumption of the Obligations of
                 the Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 8.03     Limitation on Liability of the Servicer and Others  . . . . . . . . . . . . . .   53
Section 8.04     Servicer Indemnification of the Trust and the Trustee . . . . . . . . . . . . .   54
Section 8.05     The Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 8.06     Access to Certain Documentation and Information Regarding the
                 Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 8.07     Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 8.08     Examination of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 8.09     Successor Servicer Indemnification of Transferor  . . . . . . . . . . . . . . .   55





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                                         ARTICLE IX

                                    EVENTS OF TERMINATION

Section 9.01     Events of Termination with Respect to any Series  . . . . . . . . . . . . . . .   55
Section 9.02     Events of Termination with Respect to the Variable Funding
                 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 9.03     Additional Rights Upon the Occurrence of Certain Events . . . . . . . . . . . .   61


                                          ARTICLE X

                                      SERVICER DEFAULTS

Section 10.01    Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 10.02    Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . . . .   65
Section 10.03    Notification to Certificateholders  . . . . . . . . . . . . . . . . . . . . . .   67
Section 10.04    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67


                                         ARTICLE XI

                                         THE TRUSTEE

Section 11.01    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 11.02    Certain Matters Affecting the Trustee . . . . . . . . . . . . . . . . . . . . .   70
Section 11.03    Trustee Not Liable for Recitals in Certificates . . . . . . . . . . . . . . . .   71
Section 11.04    Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .   72
Section 11.05    The Servicer to Pay Trustee's Fees and Expenses . . . . . . . . . . . . . . . .   72
Section 11.06    Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . .   72
Section 11.07    Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . .   73
Section 11.08    Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 11.09    Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . .   74
Section 11.10    Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . .   74
Section 11.11    Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
Section 11.12    Trustee May Enforce Claims Without Possession of Certificates . . . . . . . . .   76
Section 11.13    Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 11.14    Rights of Certificateholders to Direct Trustee  . . . . . . . . . . . . . . . .   76
Section 11.15    Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . .   77
Section 11.16    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . .   77





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Section 11.17    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

                                         ARTICLE XII

                                         TERMINATION

Section 12.01    Termination of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.02    Optional Purchase and Series Termination Date of Investor
                 Certificates of any Series or the Variable Funding Certificate. . . . . . . . .   78
Section 12.03    Final Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 12.04    Transferor's Termination Rights . . . . . . . . . . . . . . . . . . . . . . . .   81


                                        ARTICLE XIII

                                  MISCELLANEOUS PROVISIONS

Section 13.01    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Section 13.02    Protection of Right, Title and Interest of Trust  . . . . . . . . . . . . . . .   83
Section 13.03    Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . .   84
Section 13.04    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 13.05    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 13.06    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 13.07    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 13.08    Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . .   86
Section 13.09    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 13.10    No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 13.11    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 13.12    Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 13.13    Actions by Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 13.14    Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
Section 13.15    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87





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EXHIBITS

Exhibit A:       Form of Investor Certificate
Exhibit B:       Form of Variable Funding Certificate
Exhibit C:       Form of Transferor Certificate
Exhibit D:       Form of Supplement
Exhibit E:       Form of Daily Report, Payment Instructions, and Notification
                 to the Trustee
Exhibit F:       Form of Annual Servicer's Certificate
Exhibit G:       Credit and Collection Policy
Exhibit H:       Form of Settlement Statement, Payment Instructions, and
                 Notification to the Trustee
Exhibit H-1:     Form of Payment Date Statement
Exhibit I:       Concentration Bank Agreement
Exhibit J:       Form of Lock-Box and Block Account Agreements
Exhibit K:       List of Lock-Box Banks and Concentration Banks
Exhibit L:       Form of Power of Attorney
Exhibit M:       Form of Annual Opinion of Counsel
Exhibit N:       Form of Assignment
Exhibit O:       Form of Opinion of Counsel with respect to Assignment
Exhibit P:       Form of Reassignment

SCHEDULES

Schedule 1:      List of Advances
Schedule 2:      Identification of the Collection Account
Schedule 3:      List of Days in 1997 on Which Fremont Financial is Closed
Schedule 4:      List of Contracts

ANNEX

Annex X:         Definitions

         AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of April 1, 1997, by and among FREMONT FUNDING INC., a Delaware corporation, as Transferor, FREMONT FINANCIAL CORPORATION, a California corporation, as Servicer, and LASALLE NATIONAL BANK, a national banking association, as Trustee (the "Pooling and Servicing Agreement"), amending and restating in its entirety the POOLING AND SERVICING AGREEMENT, dated as of March 1, 1993, as amended by Amendment No. 1 thereto, dated as of November 9, 1993, Amendment No. 2 thereto, dated as of March 1, 1995, and Amendment No. 3 thereto, dated as of February 1, 1996 (collectively, the "Original Agreement"), each by and among the Transferor, the Servicer, and as the Trustee.


                             PRELIMINARY STATEMENT

         Sections 13.01(a) and (b) of the Original Agreement provides that the Original Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity or add any provisions to, or change in any manner or eliminate any of the provisions of, the Original Agreement upon delivery of an Officer's Certificate, Rating Agency confirmations and an Opinion of Counsel, each as specified in section 13.01(b) of the Original Agreement.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders to the extent provided herein:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the definitions attached hereto as Annex X which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         "Agreement" shall mean this Amended and Restated Pooling and Servicing Agreement as it may from time to time be further amended, supplemented, or otherwise modified in accordance with the terms hereof, including by any Supplement.

         Section 1.02     Other Definitional Provisions.

                 (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Annex X or otherwise defined herein, and accounting terms partly defined in Annex X or otherwise defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein or in Annex X are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or in Annex X shall control.

                 (c) The agreements, representations, and warranties of Fremont Financial in this Agreement in its capacity as Servicer shall be deemed to be the agreements, representations, and warranties of Fremont Financial solely in such capacity.

                 (d) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement or any Supplement shall refer to such Supplement or this Agreement, as the case may be, as a whole and not to any particular provision of such Supplement or this Agreement, as the case may be; and Section, Schedule, and Exhibit references contained in this Agreement or any Supplement are references to Sections, Schedules, and Exhibits in or to this Agreement or such Supplement unless otherwise specified.

         Section 1.03 Calculations and Payments. All computations of Finance Charges shall be made on the basis of a 360 day year and the actual number of days elapsed (including the first and excluding the last day) in the period for which such calculations are being made. Unless otherwise specified herein or in a related Supplement, expressions of a time of day refer to such time in Los Angeles, California. All amounts payable hereunder shall be paid in immediately available funds. Whenever any reference is made to an amount or time the determination or calculation of which is governed by this Section 1.03, the provisions of this Section 1.03 shall be applicable to such determination or calculation, whether or not reference is specifically made to this Section 1.03, unless some other method of determination or calculation is expressly specified in the particular provision.


                                   ARTICLE II

                CONVEYANCE OF ADVANCES; ISSUANCE OF CERTIFICATES

         Section 2.01 Conveyance of Advances. By execution of this Agreement, the Transferor does hereby confirm that it has assigned, transferred, and otherwise conveyed and will assign, transfer, and otherwise convey to the Trust from time to time, without recourse (except as specifically provided herein), all right, title, and interest in, to, and under (a) all Advances outstanding on the Cut-Off Date and all Advances thereafter created by Fremont Financial and sold or otherwise transferred to the Transferor pursuant to the Purchase Agreement, in all cases, prior to the Final Trust Termination Date as the parties hereto shall agree upon in writing, (b) all

Related Security and all other instruments and all rights under the Advance Documents relating to such Advances and all rights (but not the obligations) relating to such Advances, (c) all monies due or to become due with respect thereto, and (d) all proceeds of any of the foregoing. Such property, together with all monies relating to the Advances on deposit in the Concentration Accounts or the Collection Account (other than net investment earnings) shall constitute the assets of the Trust (the "Trust Assets"). The foregoing transfer, assignment, set-over, and conveyance do not constitute and are not intended to result in the creation, or an assumption by the Trust, the Trustee, any Investor Certificateholder, or the CP Issuer, of any obligation of Fremont Financial, or any recourse obligation of the Transferor or any other Person in connection with the Advances or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, insurers, or any Affiliate of or other Person to whom the Servicer may delegate servicing duties hereunder.

         In connection with such transfer, the Transferor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the Advances now existing and hereafter created and other Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer and assignment of the Advances and the other Trust Assets to the Trust, and the Transferor has delivered a file-stamped copy of each of such financing statements or other evidence of such filings to the Trustee on or prior to the date hereof (excluding such continuation and similar statements created after the date hereof, which shall be delivered promptly after filing). The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or make any other filings under the UCC in connection with such conveyance.

         In connection with such transfer, the Transferor further agrees, at its own expense, on or prior to the date hereof and each Addition Date (d) to indicate on its books and records (including, without limitation, any computer files and microfiche lists) that all Advances have been transferred to the Trustee pursuant to this Agreement for the benefit of the Certificateholders and (e) to deliver on the Initial Closing Date, or the related Determination Date with respect to Additional Contracts, to the Trustee a computer file, microfiche list, or hard copy list containing a true and complete list of all such Contracts and the related Advances specifying for each such Advance, as of the Cut-Off Date or Determination Date, as applicable, (i) the name of the Obligor thereunder and (ii) the aggregate Unpaid Balance of such Advance. Such file or list shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. In addition, (a) on the Business Day following the date on which the Servicer receives a Termination Notice pursuant to Section 10.01 and (b) on the Business Day following the first day of any Amortization Period, the Servicer shall deliver to the Trustee a true and complete file or list of all Advances outstanding on such date, specifying for each such Advance the name of the Obligor thereunder and its aggregate Unpaid Balance as of the date on which the Termination Notice is delivered or the first day of such Amortization Period, as appropriate, each such additional file or list shall be marked as Schedule 1 hereto, shall replace the then existing Schedule 1 hereto, and shall be incorporated into and made a part hereof.

         Section 2.02     Acceptance by Trustee.

                 (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title, and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
         Section 2.01, and declares that, subject to the terms and conditions hereof and of any Supplement, it shall maintain such right, title, and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee a file or list that was represented as being the computer file, microfiche list or hard copy list described in the last paragraph of Section 2.01.

                 (b) The Trustee hereby agrees not to disclose, except as may be required by law, to any Person any of the information contained in the computer files, microfiche lists, or hard copy list marked as
         Schedule 1 or otherwise delivered to the Trustee by the Transferor pursuant to Section 2.01 or 2.06(c) except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02 or to a prospective Successor Servicer that could be appointed pursuant to Section 10.02. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall use its best efforts to provide the Transferor with written notice at least five Business Days prior to any disclosure pursuant to this Section 2.02(b).

                 (c) It is intended by the Transferor that the Original Agreement and this Agreement constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of California). The Transferor hereby grants to the Trustee, on the terms and conditions of this Agreement, a first priority security interest in and against all of the Transferor's right, title, and interest in the Advances and the other Trust Assets for the purpose of securing the rights of the Trustee for the benefit of the Certificateholders under this Agreement.

                 (d) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including without limitation, any of the information contained in the computer files or microfiche lists marked as Schedule 1 or otherwise delivered by the Transferor to the Trustee pursuant to Sections 2.01 or 2.06(c), to compete or assist any Person in competing with the Transferor or the Seller in their respective businesses.

         Section 2.03 Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants as of the date of this Agreement, and with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement and with respect to any Assignment, as of the related Designated Date, that:

                 (a) Organization and Good Standing. The Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to execute, deliver, and perform its obligations under the Purchase Agreement, this Agreement, any Assignment, and any Supplement and to execute and deliver to the Trustee pursuant hereto the Certificates, to conduct its business as such business is presently conducted, and in all material respects, to own its property and conduct its other businesses as such properties are presently owned and as such businesses are presently conducted.

                 (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Contract or any Advance unenforceable by the Transferor or the Trust or would have a material adverse effect on the Certificateholders.

                 (c) Due Authorization. The execution, delivery, and performance of the Purchase Agreement, this Agreement, any Assignment, and any Supplement, the execution and delivery to the Trustee of the Certificates by the Transferor, and the consummation of the transactions provided for in this Agreement, any Assignment, and any Supplement, have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor and all such documents have been duly executed and delivered.

                 (d) Binding Obligation. Each of the Purchase Agreement, this Agreement, any Assignment, and each Supplement constitutes the legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (e) No Conflicts. The execution, delivery and performance of this Agreement, any Assignment, and any Supplement and the Certificates, the performance of the transactions contemplated by this Agreement and any Supplement, and the fulfillment of the terms hereof by the Transferor, do not (i) contravene its charter or By-Laws, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been duly made and is in full force and effect), registration, consent, or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture, loan, credit agreement, or any other agreement, lease, or instrument to which the Transferor is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Trustee, or (iv) result in or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Transferor other than as specifically contemplated by this Agreement.

                 (f) Taxes. The Transferor has filed all tax returns (federal, state, and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Transferor or is contesting any such tax, assessment, or other governmental charge in good faith through appropriate proceedings. The Transferor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

                 (g) No Proceedings. There are no proceedings or investigations pending or to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of the Purchase Agreement, this Agreement, any Assignment, or any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under the Purchase Agreement, this Agreement, any Assignment, or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Purchase Agreement, this Agreement, any Supplement, or the Certificates, or (v) seeking to assert any tax liability against the Trust under the United States federal or California state income or franchise tax systems.

                 (h) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of the Original Agreement, this Agreement, any Supplement, any Assignment, the Purchase Agreement, and the Certificates, the performance by the Transferor of the transactions contemplated by the Original Agreement, this Agreement, and any Supplement, and the fulfillment by the Transferor of the terms hereof, have been obtained and are in full force and effect; provided, however, that the Transferor makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

                 (i) Eligible Contracts. Each Advance is or will be an advance arising out of Fremont Financial's performance in accordance with the terms of an Eligible Contract giving rise to such Advance. The Transferor does not have any knowledge of any fact which should have led it to expect at the time of the initial creation of an interest in any Advance hereunder that such Advance would not be paid in full when due.

                 (j) Place of Business. The principal place of business of the Transferor and its chief executive office (as that term is used in the UCC) is in Santa Monica, California, and there are no other such locations, and the offices where the Transferor keeps its records concerning the Advances and related Contracts are in Santa Monica, California, and there are no other such locations.

                 (k) Use of Proceeds. No proceeds of the issuance of any Certificate will be used by the Transferor to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security.

                 (l) Lock-Box Banks, Concentration Banks, and Accounts. The Lock-Box Banks and Concentration Banks are the only institutions holding any lock-box accounts, blocked-deposit accounts or concentration accounts for the receipt of payments from Obligors in respect of Advances (subject to such changes as may be made from time to time in accordance with Section 2.06(i)) and all Obligors have been instructed to make payments only to Lock-Box Accounts, Concentration Accounts, or directly to the Servicer and such instructions are in full force and effect.

                 (m) Event of Termination. As of the date hereof, no Event of Termination and no condition that with the giving of notice and/or the passage of time would constitute an Event of Termination (a "Prospective Event of Termination"), has occurred and is continuing.

                 (n) Not an Investment Company. The Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                 (o) ERISA. No Plan maintained by the Transferor or any of its ERISA Affiliates has any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Transferor and each ERISA Affiliate of the Transferor has timely made all contributions required to be made by it to any Plan and Multiemployer Plan to which contributions are or have been required to be made during the preceding five years by the Transferor or such ERISA Affiliate, and no event requiring notice to the PBGC under Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Transferor or the payment of any material amount to avoid such lien. No Plan Event with respect to the Transferor or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Transferor or the payment of any material amount to avoid such lien.

                 (p) Compliance With Laws. The Transferor is in compliance in all material respects with all laws, regulations, rules and orders applicable to it, its business and properties, and all Trust Assets.

                 (q) Legal Name. The legal name of the Transferor is "Fremont Funding Inc." and it does not do business under any different or additional names.

                 (r) Transferor's Activities. The Transferor has no subsidiaries and engages in no activities other than as contemplated under this Agreement, any Supplements hereto, and the Purchase Agreement.

         The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Advances to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.01. Upon discovery by the Transferor, the Servicer, or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice thereof to the others within three Business Days of such discovery.

         Section 2.04 Representations and Warranties of the Transferor Relating to this Agreement and any Supplement and the Advances; Reassignment of Advances.

                 (a) Representations and Warranties. The Transferor (1) hereby represents and warrants, as of the date of this Agreement with respect to the Advances created on or prior to, and outstanding on, such date, and with respect to Advances arising under Additional Contracts created on or prior to, and outstanding on, the related Addition Date and (2) shall be deemed to represent and warrant on each day that any Advance is created with respect to the Advance or Advances created on such date, that:

                           (i) the Transferor is not insolvent and will not become insolvent after giving effect to the transactions contemplated hereby, the Transferor is paying its debts when they are due, and the Transferor will have adequate capital to conduct its business after the consummation of the transactions contemplated hereby;

                           (ii) The Transferor is the legal and beneficial owner of all right, title, and interest in and to each such Advance and each such Advance has been or will be transferred to the Trust free and clear of any Lien other than Permitted Liens;

                           (iii) all consents, licenses, approvals, or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected, or given by the Transferor in connection with the transfer of Trust Assets to the Trust have been duly obtained, effected, or given and are in full force and effect;

                           (iv)     The Transferor has clearly and
                 unambiguously marked all its computer records regarding such Advances as the property of the Trust and shall maintain such records in a manner such that the Trust shall have a perfected interest in the Advances. This Agreement either constitutes a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in the Advances now existing and hereafter created and in the Related Security and Collections with respect thereto, all proceeds (as defined in the UCC) of each Advance and such funds as are deposited from time to time in the Collection Account and the Concentration Accounts, upon the filing of the financing statements described in Section 2.01 and upon notice to the Concentration Banks and such property will be free and clear of any Adverse Claim or interest of any Person (other than Permitted Liens), subject to the interest conveyed to the Transferor as owner of the Transferor Certificate or, if this Agreement does not constitute a valid transfer and assignment of such property, it constitutes a grant of a "security interest" (as defined in the UCC as in effect in the State of California) in such property to the Trust as provided in Section 2.02(c), which, in the case of existing Advances and the Related Security and Collections with respect thereto and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Advances hereafter created and the proceeds thereof upon such creation. Upon the filing of any financing statements described in
                 Section 2.01 and, in the case of the Advances hereafter created or transferred to the Trust and the proceeds thereof, upon the creation or transfer thereof, the Trust shall have a first priority perfected security or ownership interest in such property except for Permitted Liens; provided, however, that such security interest in proceeds shall remain perfected after 10 days from their receipt by the Transferor only to the extent that such proceeds are identifiable cash proceeds or they come into the Trust's possession within the applicable 10-day period; and provided, further, that the Transferor makes no representation or warranty with respect to the effect of Section 9306(4) of the UCC on the rights of the Trust to proceeds held by the Transferor at the time insolvency proceedings are instituted by or against the Transferor of the Advances to which the proceeds relate. Except as otherwise provided in this Agreement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Collection Account;

                           (v) as of the beginning of business on each of: the date hereof, each Designation Date, the Business Day following the date the Servicer receives a

                 Termination Notice pursuant to Section 10.01, and the Business Day following any Amortization Period Commencement Date,
                 Schedule 1 to this Agreement is and will be an accurate and complete listing of all the Advances in all material respects as of such day and the information contained therein with respect to the identity of each Advance and the Unpaid Balance existing thereunder is and will be true and correct in all material respects as of such day;

                           (vi) each such Advance and Related Security and Collections with respect thereto has been or will be transferred to the Trust free and clear of any Adverse Claim or interest of any Person except for Permitted Liens and subject to the interest conveyed to the Transferor as owner of the Transferor Certificate; and

                           (vii)    each advance conveyed pursuant to Section
                 2.01 hereof is on the date of creation of such advance an Advance and each Advance used to calculate Aggregate Eligible Principal Advances will satisfy the requirements contained in the definition of Eligible Advance.

                 (b) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Trust Assets to the Trust. Upon discovery by the Transferor, the Servicer, or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this
         Section 2.04, the party discovering such breach shall give written notice to the others within three Business Days of such discovery.

                 (c) Transfer Upon Breach of Warranty. In the event of an uncured breach with respect to an Advance of any of the representations and warranties set forth in Sections 2.03(i) and 2.04(a)(ii) through (vi) above, such Advance (a "Reconveyed Advance") shall be removed from the Trust (without further action) by deducting the Unpaid Balance of each such Reconveyed Advance from the Advances in the Trust and decreasing the Transferor Amount. On and after the date of such removal, each Reconveyed Advance so removed shall not be included in the calculation of any Invested Percentage, the Issuer Percentage, the Transferor Percentage, any Invested Amount, the Issuer Amount, or the Transferor Amount. To the extent that the exclusion of a Reconveyed Advance from the calculation of the Transferor Amount would cause the Transferor Eligible Amount to be reduced below the Aggregate Subordinated Minimum Transferor Amount or would otherwise not be permitted by any Requirement of Law, the Transferor shall make or cause to be made a deposit in the Collection Account in immediately available funds in an amount equal to the related Transfer Deposit Amount remaining due by the close of business on the Business Day following the first day the Transferor has knowledge of the existence of a Reconveyed Advance. Such deposit shall be considered a payment in full of the Reconveyed Advance during the Settlement Period to which such payment relates and shall be treated as a Collection and allocated in accordance with Section 4.03. Upon each removal of a Reconveyed Advance from the Trust, the Trust shall automatically and without further action be deemed to transfer, assign, set-over, and otherwise convey to or upon the order of the Transferor, without recourse, representation, or warranty, all the right, title, and interest of the Trust in and to such Reconveyed Advance, all Related Security and Collections with respect thereto and all proceeds thereof (except for the deposit made pursuant to the preceding sentence). The Trustee shall execute such documents and instruments of transfer or assignment as shall be prepared by the Transferor, and shall take such other actions as shall reasonably be requested by the Transferor, to effect the conveyance of such Reconveyed Advance pursuant to this Section. The obligation of the Transferor set forth in this Section, or the automatic removal of such Advance from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Section with respect to any Advance available to the CP Issuer, the Investor Certificateholders, or the Trustee on behalf of the Investor Certificateholders.

                 (d) Reassignment of Trust Portfolio. In the event of a breach in any material respect of any of the representations and warranties set forth in Sections 2.03(a), (b), (c), or (d) or Section 2.04(a)(i), any of (i) the Trustee, (ii) the Liquidity Agent or the Holder of the Variable Funding Certificate, or (iii) the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Undivided Interests held by Investor Certificateholders of any Series, by notice then given in writing to the Transferor and each Rating Agency (and to the Trustee and the Servicer (and to Fremont Financial if Fremont Financial is not the Servicer at that time) if given by such Certificateholders, the Liquidity Agent or the Holder of the Variable Funding Certificate), may direct the Transferor to purchase (A) all Series and the Variable Funding Certificate (if notice is given by the Trustee), (B) the Series of Certificates the Certificateholders of which have so elected, or (C) the Variable Funding Certificate if the Liquidity Agent or the Holder of the Variable Funding Certificate has so elected, respectively, on or prior to the first Payment Date next succeeding 60 days after such notice, or within such longer period as may be specified in such notice, and the Transferor shall be obligated to make such purchase or cause such purchase to be made on such Payment Date on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if during such period the representations and warranties contained in Section 2.03(a), (b), (c), or (d) or Section 2.04(a)(i) are true and correct in all material respects as if made at such time. The Transferor shall deposit in the Collection Account on the date of such reassignment an amount equal to the Trust Fund Repurchase Price (as described in the succeeding sentence) for the Investor Interest and the Issuer Interest for distribution to the Certificateholders on the next succeeding Payment Date applicable to each Certificate. The Trust Fund Repurchase Price for such acquisition will be equal to, in the case of the acquisition of the Variable Funding Certificate, the sum of (1) the Issuer Amount at the end of the day on the Record Date preceding the date such deposit is made, plus (2) an amount equal to interest accrued but unpaid on the Variable Funding Certificate through the Payment Date on which the distribution of such deposit is scheduled to be made pursuant to Section 12.03; and in the case of the acquisition of any Series of Investor Certificates, the sum of

         (3) the Invested Amount with respect to such Series at the end of the day on the Record Date preceding the date such deposit is made, plus
         (4) an amount equal to interest at the applicable Certificate Rate accrued but unpaid on the Investor Certificates of such Series through the Payment Date on which the distribution of such deposit is scheduled to be made pursuant to Section 12.03; provided, however, that such deposit amount shall not be reduced by any reduction in such price which results from such breach. Notwithstanding anything to the contrary in this Agreement, the entire amount deposited in the Collection Account shall be distributed to such Certificateholders on such Payment Date pursuant to Section 12.03. Payment of such deposit amount into the Collection Account in immediately available funds shall otherwise be considered a payment in full of all or a portion of the Advances, as applicable. If the Trustee or any Certificateholders give notice directing the Transferor to purchase the Certificates as provided above, the obligation of the Transferor to purchase such Certificates pursuant to this Section 2.04(d) shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.04(d) available to such Certificateholders (or the Trustee on behalf of the Certificateholders).

         Section 2.05     Addition of Contracts.

                 (a) The Transferor may, but shall not be obligated to, designate from time to time during the Non-Amortization Period additional contracts ("Additional Contracts") to be included as Contracts.

                 (b) The Transferor agrees that any transfers of Advances from Additional Contracts under subsection 2.05(a) shall satisfy the following conditions:

                           (i)      Any Additional Contract shall be an
                 Eligible Contract;

                           (ii) No selection process believed by the Transferor to be materially adverse to the interests of the Certificateholders, the CP Issuer or the Liquidity Banks was used in selecting the Additional Contracts;

                           (iii)    The Daily Report for the date any
                 Additional Contract is to be included in the Trust (each, an "Addition Date") shall indicate the amount of Advances in respect of such Contract;

                           (iv) On or prior to the Determination Date next following any Settlement Period during which any Additional Contracts have been included as Contracts (the "Designation Date"), the Transferor shall have delivered to the Trustee a written assignment (and the Trustee shall have accepted such assignment on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit N (the "Assignment") and the Servicer shall have delivered to the Trustee a computer file or microfiche list in the form of
                 Schedule 4 thereto
                 containing a true and complete list of all Additional Contracts identified by account number and by Advance balance in such Additional Contract as of the Addition Date, which computer file, microfiche, or hard copy list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement and shall automatically, without the need of any further action by any Person, replace the then existing Schedule 4 thereto, and the Servicer shall have clearly indicated on the related Addition Date in its computer files that the Advances created in connection with the Additional Contracts have been transferred to the Trust; and

                           (v) The Transferor shall, on May 1 and November 1 of each year, deliver to the Trustee an Opinion of Counsel with respect to the applicable Advances in the Additional Contracts substantially in the form of Exhibit O; provided however, that if the Advances from Contracts added since the last Opinion of Counsel was delivered constitute 10% or more of the Aggregate Eligible Advances at the end of a Settlement Period, the Transferor shall also deliver such Opinion of Counsel within 10 days of the end of such Settlement Period.

         Section 2.06 Covenants of the Transferor. The Transferor hereby covenants that:

         During the term of this Agreement, and until (A) the Invested Amount and the Issuer Amount are reduced to zero, (B) the Investor Certificateholders and the Holder of the Variable Funding Certificate shall have received all accrued interest, and (C) all amounts owed by the Transferor pursuant to this Agreement have been paid:

                 (a) Compliance with Laws, etc. The Transferor shall duly satisfy all obligations to be fulfilled on its part under or in connection with the Advances, will maintain in effect all qualifications required under Requirements of Law in order to properly purchase and convey the Advances and other Trust Assets and will comply in all material respects with all Requirements of Law in connection with purchasing and conveying the Advances the failure to comply with which would have a material adverse effect on the Trust or its interests in the Advances.

                 (b)      Preservation of Corporate Existence.  The Transferor
         (i) shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) shall qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, if not remedied, materially and adversely affect the interests of the CP Issuer and the Investor Certificateholders hereunder or in the Advances, or the ability of the Transferor or the Servicer to perform its obligations hereunder and where such failure shall remain unremedied for a period of 30 days or such failure shall have a material adverse effect on the interests of the Trust or the

         Certificateholders or the Trust's interests in the Advances, or the ability of the Transferor or the Servicer to perform its obligations hereunder.

                 (c) Audits. At any time and from time to time during the Transferor's regular business hours, on reasonable prior notice and for a purpose reasonably related to this Agreement, the Transferor shall, in response to any reasonable request of the Trustee or the Liquidity Agent, permit such Person, or its agents or representatives,
         (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Transferor relating to the Advances, the Related Security and the related Contracts and (ii) to visit the offices and properties of the Transferor for the purpose of examining such materials and to discuss matters relating to the Advances or the Transferor's performance hereunder with any of the officers or employees of the Transferor having knowledge thereof. Any such examination or visit made pursuant to this Section 2.06(c) shall be at the cost and expense of the party or parties making such examination or visit; provided, however, that each of (A) the Trustee or (B) the Liquidity Agent shall be entitled to make one examination and visit annually each at the cost and expense of the Transferor; provided, further, that after the occurrence of a default under the Liquidity Agreement, the Trustee or the Liquidity Agent shall be entitled to act in accordance with
         Section 2.06(c)(i) and (ii) at the cost and expense of the Transferor, without regard to the number of such actions taken.

                 (d) Continuous Perfection. The Transferor shall not change its name, identity, or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of Section 9402(7) of the UCC (or any other then applicable provision of the UCC) unless the Transferor shall have given the Trustee at least 90 days' prior written notice thereof and shall have taken all action 60 days prior to making such change (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. The Transferor shall not change its chief executive office or change the location of its principal records concerning the Advances, the Related Security or the Collections from the location specified in Section 2.03(j) unless it has given the Trustee at least 60 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Advances and the other Trust Assets to continue to be perfected with the priority required by this Agreement. The Transferor will at all times maintain its principal executive office and any other office at which it maintains records relating to the Advances and the Related Security within the United States of America.

                 (e) Extension or Amendment of Advances. The Transferor shall not extend, amend, or otherwise modify the terms of any Advance, or amend, modify, or waive any term or condition of any Contracts related thereto in any manner which would have a material adverse effect on the interests of the Certificateholders.

                 (f) Reports. The Transferor shall furnish to the Trustee and to each Rating Agency as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or the Transferor's knowledge of a Prospective Event of Termination, the statement of a senior financial officer of the Transferor setting forth the details of such Event of Termination or Prospective Event of Termination and the action taken, or which the Transferor proposes to take with respect thereto.

                 (g) Certain Documentation. The Transferor shall hold for the account of the Trust (to the extent of its interest therein) any document evidencing or securing an Advance and the related Contract, other than instruments (as such term is used in the UCC), if any, that shall have been delivered to the Trustee contemporaneously with the conveyance to the Trust hereunder. Such holding by the Transferor shall be deemed to be the holding thereof by the Trustee for purposes of perfecting the Trust's rights therein as provided in the UCC.

                 (h) Assessments. The Transferor will promptly pay and discharge all taxes, assessments, levies, and other governmental charges imposed on it which may adversely affect any of the Advances or the Trust's rights with respect thereto, unless such tax, assessment, levy, or other government charge is being contested in good faith and for which appropriate reserves are being maintained.

                 (i) Change in Lock-Box Banks, Concentration Banks, or Instructions. The Transferor may permit Fremont Financial to add or terminate any bank as a Lock-Box Bank or a Concentration Bank from those listed in Exhibit K hereto or, make any change in the Lock-Box Agreements or in its existing instructions to Obligors regarding payments to be made to any Lock-Box Bank (so long as an Obligor remains instructed to make payments on an Advance to a Lock-Box Account, a Concentration Account or directly to the Servicer), but in each case only upon execution of a new Lock-Box Agreement that directs payments to be delivered to one of the Concentration Accounts. In the event that the Transferor or Fremont Financial enters into a Concentration Bank Agreement with a Concentration Bank with which the Transferor or Fremont Financial had not entered into a Concentration Bank Agreement at the date hereof, the Transferor shall deliver, or cause Fremont Financial to deliver, to the Trustee and the Liquidity Agent a copy of the executed Concentration Bank Agreement within three Business Days of its execution. The Transferor shall not deposit any of its funds in the Collection Account or any Concentration Account at any time except for funds unconditionally required to be paid to, or held for the benefit of, the Certificateholders hereunder or as otherwise specifically provided pursuant to this Agreement.

                 (j) Further Action. The Transferor shall, from time to time, execute and deliver to the Trustee any instruments, financing, or continuation statements or other writings reasonably necessary or desirable to maintain the perfection or priority of its ownership or security interest in the Advances, the Related Security, and the Collections under the UCC or other applicable law. The Transferor shall, from time to time, execute and deliver or cause to be delivered to the Obligors on the Advances any bills, statements and letters or other writings necessary to carry out the terms and provisions of this Agreement and to facilitate the collection of the Advances.

                 (k) Additional Indebtedness. The Transferor shall not create, incur, assume, or suffer to exist any indebtedness (including, without limitation, any guaranty) or expense (whether or not accounted for as a liability) except (i) indebtedness hereunder, under the Purchase Agreement, the Investor Certificates, Variable Funding Certificates, or any agreements, contracts, or instruments which relate thereto, (ii) indebtedness or other expense to its professional advisers and its counsel, (iii) where that Person to whom such indebtedness or expense will be owing has delivered to the Transferor an undertaking that it will not institute against, or join any other Person in instituting against, the Transferor any, bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the Variable Funding Certificate and all Investor Certificates are paid in full; and (iv) other indebtedness and expenses, not exceeding $4,750 at any one time outstanding, on account of incidentals or services supplied or furnished to the Transferor; provided, that the obligations of the Transferor to Certificateholders shall be payable solely from the Trust Assets in accordance herewith and that the Certificateholders shall not look to any other property or assets of the Transferor in respect of such obligations and that such obligations shall not constitute a claim against the Transferor in the event that the Trust Assets are insufficient to pay in full such obligations and that such obligations are fully subordinated to the Transferor's obligations under the Certificates.

                 (l) No Transfer. The Transferor agrees that it shall not sell, assign, pledge, convey, or otherwise transfer any Advance or any interest therein or any other Trust Asset, except for the transfer of the Trust Assets to the Trust as provided herein.

                 (m) No Other Business. The Transferor agrees to engage in no business other than the business contemplated hereunder, under the Liquidity Agreement and under the Purchase Agreement.

                 (n) Enforcement and No Modification of Purchase Agreement. The Transferor agrees to take all action necessary and appropriate to enforce its rights and claims under the Purchase Agreement. The Transferor agrees not to amend or modify the Purchase Agreement without the prior written consent of the CP Issuer and of the Holders of Investor Certificates evidencing fractional undivided interests aggregating not less than a majority of the Invested Amount.

                 (o) Separate Business. The Transferor will not permit its assets to be commingled with those of Fremont Financial or any Affiliate of Fremont Financial, the Transferor shall maintain separate corporate records and books of account from those of Fremont Financial and its Affiliates, and the Transferor shall conduct its business from an office separate from that of Fremont Financial. The Transferor will conduct its business solely in its own name and will cause Fremont Financial and its Affiliates to conduct their business solely in their own names so as not to mislead others as to the identity of the entity with which those others are concerned. The Transferor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Transferor may be paid by Fremont Financial. The Transferor will not hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of Fremont Financial or any of its Affiliates. The Transferor shall not allow Fremont Financial and its Affiliates to hold themselves out or permit themselves to be held out as having agreed to pay or as being liable for the debts of the Transferor. The Transferor will maintain an arm's length relationship with Fremont Financial and its Affiliates with respect to any transactions between the Transferor, on the one hand, and Fremont Financial or its Affiliates, on the other. The Transferor will not permit Fremont Financial to be involved with its "day-to-day" management and will not provide for or allow to exist an agency relationship between the Transferor and Fremont Financial, other than Fremont Financial's obligations as Servicer hereunder. The Transferor shall at all times maintain at least one director who shall not be an officer or affiliate of Fremont Financial, which independent director's vote shall be required for all fundamental changes and material policy decisions of the Transferor, including the filing for relief under any bankruptcy or insolvency laws. The Transferor's financial statements shall reflect the separate corporate existence of the Transferor.

                 (p) Corporate Documents. The Transferor shall not amend Articles Third, Fourth, or Fifth of its Certificate of Incorporation or Article III, Section 14 or Article IV, Section 12 of its By-laws without the prior consent of the CP Issuer and the Holders of Investor Certificates evidencing fractional undivided interests aggregating not less than 50% of the Investor Amount and the Transferor shall notify each Rating Agency of the occurrence thereof.

                 (q) ERISA. The Transferor shall promptly give the Trustee and the Liquidity Agent notice of the following events, as soon as possible and in any event within 30 days after the Transferor or any of its ERISA Affiliates knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which the Transferor or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, Reorganization, or Insolvency of any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Transferor or such ERISA Affiliate during the preceding five years or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Transferor or any of its ERISA Affiliates or any such Multiemployer

         Plan with respect to the withdrawal from, or the termination, Reorganization, or Insolvency of, any such Plan or Multiemployer Plan.

                 (r) Purchase Agreement Notices, Waivers, Etc. The Transferor (i) shall promptly give the Trustee and the Liquidity Agent copies of any notices, reports, or certificates given or delivered to the Transferor under the Purchase Agreement and (ii) shall not, without the prior consent of the Liquidity Agent, the CP Issuer, and Holders of Investor Certificates evidencing fractional undivided interests aggregating not less than a majority of the Invested Amount, enter into any amendment, supplement, or other modification to or waiver of any provision of the Purchase Agreement except for any extension of the Termination Date pursuant to the terms thereof.

         Section 2.07 Authentication of Certificates. Pursuant to the request of the Transferor, the Trustee has caused Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

         Section 2.08     Removal of Contracts.

                 (a) During the Non-Amortization Period, the Trustee shall be deemed, during each Settlement Period, to have offered to the Transferor automatically and without any notice to or action by or on behalf of the Trustee the right to remove from the Trust all of the Trust's right, title and interest in, to and under the Advances now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to those Contracts designated by the Transferor (the "Removed Contracts") at such time; provided, however, that the Transferor may not make more than one such designation in any Settlement Period. To accept such offer, the Transferor shall be required to furnish to the Trustee written notice specifying the approximate aggregate amount of Principal Advances covered by the offer that the Transferor intends to accept.

                 (b) The Transferor shall be permitted to accept reassignment of the Advances from Removed Contracts only upon satisfaction of (1) the restrictions, conditions and requirements set forth in Section 2.08(a), and (2) the following conditions:

                           (i) On the date specified by the Transferor for removal of the Advances in Removed Contracts (the "Removal Date") the Transferor shall deliver to the Trustee for execution a written reassignment in substantially the form of Exhibit P (the "Removal") and the Transferor shall deliver to the Trustee, within three Business Days thereafter, a list containing a true and complete list of all Removed Contracts the Advances of which have been transferred to the Trust specifying for each such Contract, as of the Removal Date, its account number, its accrual status, the aggregate amount available for borrowing with respect to such

                 Contract and the aggregate amount of Advances made under such Contract. Such computer file, hard copy or microfiche list shall be as of the date of such Removal incorporated into and made part of this Agreement;

                           (ii) The Principal Advances of the Removed Contracts shall not equal or exceed 10% of the aggregate amount of Principal Advances in the Trust at such time;

                           (iii) The Transferor shall represent and warrant as of each Removal Date that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders, the CP Issuer or the Liquidity Banks were utilized in selecting the Removed Contracts;

                           (iv) The removal of any Advances of any Removed Contracts on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Event of Termination or a Prospective Event of Termination to occur;

                           (v) The Transferor shall have delivered 20 days prior written notice of the proposed Removal to each Rating Agency and each Rating Agency shall not have notified the Transferor that such Removal would result in a downgrading or withdrawal of its then current rating of the Certificates; and

                           (vi) The Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in (i) through (v) above. The Trustee may conclusively rely on such Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         Upon satisfaction of the above conditions, and, upon notice to the Trustee by the Transferor, the Trustee shall execute and deliver the Removed Contracts to the Transferor, and the Advances from the Removed Contracts shall no longer constitute a part of the Trust.

         Section 2.09 Cancellation of the Certificates of any Series. The Transferor may acquire any Certificate of any Series and deliver it to the Trustee for cancellation under this Section. Upon such delivery, the Trustee shall cancel such Investor Certificate as provided in Section 12.03(c). As a result of such delivery and cancellation, the Transferor Amount shall be increased by the principal amount of such Investor Certificate, and the Invested Percentages with respect to such Series, the Minimum Aggregate Principal Advances, and any other defined term herein or in the applicable Supplement, the definition of which depends upon an assumption that such Investor Certificate had been issued as a part of such Series, shall be recomputed on the basis of the assumption that such Investor Certificate had not been issued as part of such Series. Upon such delivery, such Certificate shall be accompanied by an Officer's Certificate of the Transferor stating the recomputed amounts of the defined terms referred to in the preceding sentence.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                  OF ADVANCES

         Section 3.01 Acceptance of Appointment and Other Matters Relating to the Servicer.

                 (a) Fremont Financial agrees to act, and is hereby appointed by the Trustee and the Transferor to act, as the Servicer under this Agreement, and all Certificateholders, including the CP Issuer and the Transferor, by their acceptance of the Certificates consent to Fremont Financial acting as Servicer. The Servicer services and administers the Advances and collects payments due under the Advances for the benefit of the Transferor and in accordance with its customary and usual servicing procedures for servicing advances owned by it and comparable to the Advances and in accordance with the Credit and Collection Policy and has the full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that if Fremont Financial is no longer the Servicer, the Servicer shall service the Advances in accordance with the standards that would be employed by a prudent institution in servicing comparable advances for its own account. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is authorized and empowered: (i) to instruct the Trustee to make withdrawals and payments from the Collection Account as set forth in this Agreement or any Supplement, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Advances and, after the delinquency of any Advance and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Advance, and (iii) to make any filings, reports, notices, applications, registrations with, and to seek any consent or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws.

                 (b) The Servicer will not and no Successor Servicer shall be obligated to use separate servicing procedures, offices, employees, or accounts for servicing the Advances from the procedures, offices, employees, and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other advances of the same type.

                 (c) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of

         Advances covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

                 (d) Each of the Transferor and the Trustee hereby appoints the Servicer as its agent to enforce its respective rights and interests in and under the Advances, the related Contracts and the Related Security. If Fremont Financial is not the Servicer, Fremont Financial shall promptly deliver to the Servicer, and the Servicer shall hold in trust for the Transferor and the Trustee in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Advances.

                 (e) Provided no Event of Termination shall have occurred and be continuing, the Servicer may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Advance as the Servicer may determine to be appropriate to maximize Collections thereof so long as, in the reasonable belief of the Servicer, such action will not have a material adverse effect on the Holders, and (ii) adjust the Unpaid Balance of any Advance to reflect Credits relating to such Advance.

                 (f) Except as otherwise required by law, Credits and Collections shall be applied to the Advances to which they relate.

                 (g) The Servicer has and shall provide all reports and documentation required by Section 3.04.

                 (h) In the event that the Transferor is unable for any reason to transfer Advances to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of any court of competent jurisdiction ordering that the Transferor not transfer any additional Advances to the Trust) then, in any such event, (i) the Servicer hereby agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Advances transferred to the Trust prior to the occurrence of such event, including all amounts received in respect of Contracts, Advances under which have been transferred to the Trust, unless the amounts received were specifically designated by the Obligor thereon as payments in respect of obligations not constituting Advances (up to an aggregate amount equal to the amount of Advances in the Trust as of such date) and (ii) the Servicer hereby agrees to have such amounts applied as Collections in accordance with Section 4.03. For the purpose of the immediately preceding sentence of this Section 3.01(h), the Servicer shall treat the first received Collections with respect to the Advances as allocable to the Trust for the benefit of all Certificateholders until the Trust shall have been allocated and paid Collections in an amount sufficient to pay the aggregate amount of Advances in the Trust as of the date of occurrence of such event.

                 (i) Obligors shall be instructed by the Transferor or the Servicer to make all payments on the Advances to Lock-Box Accounts, Concentration Accounts, or directly to the Servicer. With respect to each Series of Investor Certificates and the Variable Funding Certificate, on each Business Day during the related Non-Amortization Period, the Servicer will (with respect to all Gross Collections other than Gross Collections allocated pursuant to the following sentence): first, withdraw the amounts from such Concentration Accounts that are required to be deposited pursuant to 4.03(b) and deposit such amounts into the Collection Account; second, the Servicer will withdraw any Gross Collections remaining after the deposit into the Collection Account of such amounts to be used by the Transferor to purchase, on behalf of the Trust, new Advances from the Seller; and third, any amounts remaining after withdrawal for such deposits and payments for such new Advances (such remaining amounts, together with the amounts deposited to the Collection Account, "Collections"), will be held for the benefit of the Trust in the Concentration Accounts and shall be available for withdrawal on any succeeding Business Day. With respect to each Series of Investor Certificates and the Variable Funding Certificate during the related Amortization Period, the related Invested Percentage or Issuer Percentage of Gross Collections held in the Concentration Accounts of each Series of Investor Certificates, or Variable Funding Certificate then in its Amortization Period will, pending remittance by the Servicer to the Collection Account, be held for the benefit of the Trust and shall be deposited in the Collection Account not later than the Business Day on which funds are available following receipt thereof. Any payments on the Advances made by Obligors directly to the Servicer shall be deposited by the Servicer to the appropriate Concentration Bank not later than the Business Day following receipt thereof. In connection with the purchase of new Advances pursuant to clause second hereof, the purchase price payable by the Trust for any new Advance is limited to the lesser of (i) an amount equal to the unpaid principal balance of that portion of such new Advance that constitutes an Eligible Advance and (ii) the portion of Gross Collections available for investment in additional Advances and not allocated for a Series of Investor Certificates or the Variable Funding Certificate during the related Amortization Period.

                 (j) The Transferor and the Trustee shall provide to Servicer a statement in the form of Exhibit L setting forth the powers granted in the foregoing subsections (a) and (d) to be used by Servicer in the performance of the duties contained in such subsection
         (a).

         Section 3.02 Servicing Compensation. As compensation for its servicing activities hereunder and as reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each day prior to the termination of the Trust pursuant to Section 12.01 (the "Servicing Fee"), payable in arrears on each date specified in the applicable Supplement, equal to the product of: (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is 360, (ii) the greater of (A) the Weighted Average Servicing Fee Percentage and (B) 2%, and (iii) the aggregate Unpaid Balances of all Advances on the first day of the related Settlement Period. The share of the Servicing Fee allocable to each Series or the Variable Funding Certificate with respect to any date of payment shall be equal to the product of: (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is 360, (ii) the applicable Servicing Fee Percentage for such Series or the Variable Funding Certificate, and (iii) the Issuer Amount or the Invested Amount of such Series, as appropriate, as of the date of determination for such payment as specified in the applicable Supplement. The remainder of the Servicing Fee shall be paid by the Transferor, or retained by the Servicer as provided in Article IV, and in no event shall the Trust, the Trustee, the CP Issuer, or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor. Any Servicing Fees are payable to the Servicer solely pursuant to the terms of and to the extent amounts are available for payment as provided in the related Supplement. In the event that a Successor Servicer is appointed pursuant to Section 10.02 hereto, the Servicing Fee with respect to such Successor Servicer shall, unless otherwise agreed, be at least 2.0%.

         The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of independent accountants, all other expenses incurred by the Servicer in connection with its activities hereunder, and all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders; provided that in no event is the Servicer, in its capacity as Servicer, liable for any federal, state, or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee, or the Certificateholders except as expressly provided herein. In the event that the Servicer fails to pay the amounts due to the Trustee pursuant to Section 11.05, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee prior to the payment thereof to the Servicer. The Servicer shall be required to pay expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than the Servicing Fee.

         Section 3.03 Representations, Warranties, and Covenants of the Servicer. Fremont Financial, as initial Servicer, and any Successor Servicer by its appointment hereunder, hereby represents, warrants and covenants (except that no representation, warranty or covenant is made by any Successor Servicer with respect to paragraphs (l), (o), and (r) below), in the case of the initial Servicer, as of the date of this Agreement, with respect to any Series and the Variable Funding Certificate, as of the date of any Supplement and the related Closing Date, and in the case of any Successor Servicer, as of the date of its appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such Supplement:

                 (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has full corporate power, authority, and legal right to execute, deliver, and perform its obligations under this Agreement, and any Supplement and, in all material respects, to own its property and conduct its business as such properties are presently owned and as such business is presently conducted.

                 (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to obtain such license or approval would have a material adverse affect upon the Certificateholders or upon the ability of the Servicer to perform its obligations under this Agreement.

                 (c) Due Authorization. The execution, delivery, and performance of this Agreement, and any Supplement, and the consummation of the transactions provided in this Agreement and any Supplement, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                 (d) Binding Obligation. This Agreement and any Supplement constitute legal, valid, and binding obligations of the Servicer, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general, and with respect to any Successor Servicer which is a national banking association, the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (e) No Violation. The execution and delivery of this Agreement and any Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and any Supplement, and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, or require any consent, approval, or registration under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound.

                 (f) No Proceeding. There are no proceedings or investigations, pending or to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality: (i) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, (ii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or
         (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

                 (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Advances and the Related Security, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Advances and the Related Security and will comply in all material respects with all Requirements of Law in connection with servicing the Advances and the Related Security the failure to comply with which would have a material adverse effect on Certificateholders.

                 (h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of an Advance or a Contract except (i) as ordered by a court of competent jurisdiction or other Governmental Authority or (ii) in the ordinary course of its business and in accordance with the Credit and Collection Policy.

                 (i) Protection of Certificateholders' Rights. Except as contemplated by Section 3.01(e), the Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Advance or the Related Security.

                 (j) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement and any Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

                 (k) Credit and Collection Policy. The Servicer: (i) except as otherwise permitted in Section 3.01(e), shall not extend, amend or otherwise modify the terms of any Advance, or amend, modify or waive any term or condition of any Contract related thereto, in any manner which would have a material adverse effect on the interests of the Certificateholders or the Trust, including, but not limited to, extending the due date, or impairing the collectibility of such Advance, (ii) shall comply in all material respects with the Credit and Collection Policy in regard to each Advance and the related Contract, and (iii) shall not make any change in the Credit and Collection Policy that could reasonably be expected to have a material adverse effect on the collectibility of the Advances taken as a whole, or the ability of the Servicer to perform its obligations hereunder.

                 (l) No Change in Ability to Service. With respect only to the initial Servicer, since December 31, 1992, there has been no material adverse change in the ability of the Servicer to service and collect the Advances and the Related Security.

                 (m) Modification of Systems. The Servicer agrees to, promptly after the replacement or any material modification of any computer, automation, or other operating systems (in respect of hardware or software) used to provide the Servicer's services as Servicer or to make any calculations or reports hereunder, give notice of any such replacement or modification to the Trustee and the Liquidity Agent.

                 (n) Business Days. No later than December 1, of each year, the Servicer shall furnish the Trustee with a list of days other than Saturday and Sunday, on which the Servicer shall be closed during the immediately succeeding year.

                 (o) Payments from Lock-Box Accounts. The Servicer or, if Fremont Financial is no longer the Servicer, Fremont Financial, (i) shall promptly, but in no event more than five days following the date of deposit of any Gross Collections into the Lock-Box Accounts, remit or cause to be remitted the payments on the Advances to a Concentration Account and (ii) shall cause each Concentration Account to be subject to a Concentration Bank Agreement.

                 (p) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Advances in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records, and other information reasonably necessary or advisable for the collection of all the Advances and the Related Security. Such books, microfiche, and computer records shall reflect all facts giving rise to the Advances and the Related Security, all payments and credits with respect thereto, and the computer records shall be clearly marked to show the interests of the Trust in the Advances.

                 (q) Fidelity Bond. The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Advances covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

                 (r) Performance and Compliance with Fremont Financial's Contracts. The Servicer shall or, if Fremont Financial is no longer the Servicer, Fremont Financial shall timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Advances.

                 (s) No Servicer Default. No Servicer Default has occurred or is continuing.

                 (t) No Event of Termination. The Servicer represents and warrants that no Event of Termination has occurred or is continuing.

         In the event there is any breach of any of the representations, warranties or covenants of the Servicer contained in Section 3.03(g), (h), (i), or (o) with respect to any Advance and as a result thereof the rights of the Trust in, to or under any such Advance or its proceeds are impaired or the proceeds of any such Advance are not available to the Trust, then upon the expiration of 60 days from the earlier to occur of the discovery of any such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee (such notice to be given within three Business Days of the discovery thereof by a Responsible Officer of the Trustee), the Servicer shall accept the transfer of all the Advances as to which such event relates on the terms and conditions set forth below; provided, however, that proceeds shall not be deemed to be impaired hereunder for the sole reason that the proceeds are held by the Servicer for more than the applicable period under
Section 9306(3) of the UCC; provided, further, that no such removal shall be required to be made with respect to an Advance if, within such 60-day period, such representations, warranties, or covenants with respect to such Advance shall be true and correct or shall have been complied with, in all material respects; and provided, further, that no Successor Servicer shall have any obligation to repurchase any Advance as a result of any breach of the representations, warranties, or covenants set forth in Section 3.03(o) or as a result of any breach of the representations, warranties, or covenants due to the actions or omissions of any prior Servicer. The Servicer shall accept the reconveyance of an Advance and the Related Security and Collections with respect thereto by making or causing to be made a deposit into the Collection Account in immediately available funds on or prior to the Transfer Date following the expiration of the 60-day period set forth in this Section in an amount equal to the Transfer Deposit Amount for such Advances, which deposit shall be treated as a Collection and allocated in accordance with Section 4.03. Upon each such transfer of an Advance to the Servicer, the Trustee shall automatically and without further action be deemed to transfer, assign, and set over, and otherwise convey to or upon the order of the Servicer, without recourse, representation or warranty, all right, title, and interest of the Trust in and to such Advance, the Related Security, and Collections with respect thereto and all proceeds thereof; and such Advance shall be treated by the Trustee as collected in full as of the Settlement Period to which such Transfer Deposit Amount relates. The Trustee shall execute such documents and instruments of transfer or assignment as shall be prepared by the Servicer, and shall take such other actions as shall be reasonably requested by the Servicer, to effect the conveyance of any Advance pursuant to this Section. The obligation of the Servicer to accept the transfer of any such Advances, the Related Security, and Collections shall constitute the sole remedy respecting any breach of the representations, warranties and covenants set forth in
Section 3.03(g), (h), (i), or (o) with respect to such Advances, the Related Security and Collections available to Certificateholders or the Trustee on behalf of Certificateholders.

         Section 3.04     Reports and Records for the Trustee.

                 (a) Daily Records. Upon reasonable prior notice by the Trustee, the Servicer shall make available at an office of the Servicer selected by the Servicer for the inspection by the Trustee on a Business Day during the Servicer's normal business hours a record setting forth (i) the Gross Collections and the Collections on each Advance and (ii) the amount of Advances for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Advances in such a manner so that the Advances may be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee at an office of the Servicer selected by the Servicer on any Business Day during the Servicer's normal business hours any computer programs necessary to make such identification.

                 (b)      Daily Report.

                           (i)      On each Business Day other than a
                 Determination Date, the Servicer shall prepare, or if Fremont Financial is not the Servicer, Fremont Financial shall prepare on behalf of the Successor Servicer, a completed Daily Report.

                           (ii) The Servicer shall deliver to the Trustee, the CP Issuer, the Depositary, the CP Dealer, and the Liquidity Agent, the Daily Report by 12:00 noon (Los Angeles time) on each Business Day with respect to activity in the Advances for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday, or other non-Business Day, the aggregate activity for the preceding Business Day and such non-Business
                 Days).

                           (iii) Upon discovery of any error or receipt of notice of any error in any Daily Report, the Servicer, the Transferor, the Trustee, and the CP Issuer shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. Until correction of such error, the Servicer or the Trustee, as the case may be, shall retain a portion of such Collections equal to the amount of such error as reported by the Servicer or Trustee (which amount may be increased to the extent that the Trustee shall determine that an additional amount would be necessary to cover any error) in the Collection Account. Unless the CP Issuer, the Trustee, the Liquidity Agent, or the Depositary has received actual notice of any discrepancy, the CP Issuer, the Trustee, the Liquidity Agent, and the Depositary may rely on such Daily Report for all purposes hereunder.

                 (c) Settlement Statement. On each Determination Date, the Servicer shall, or if Fremont Financial is not the Servicer, the Successor Servicer shall with information provided by Fremont Financial prior to 12:00 noon (Los Angeles time) on such day, deliver to the Trustee, the CP Insurer, the Liquidity Agent, the Depositary, and any CP Dealer the Settlement Statement for the related Settlement Period.

         Section 3.05 Annual Servicer's Certificate. The Servicer will deliver to the Trustee, each Rating Agency then rating any Series, the Liquidity Agent, and the Depositary on or before March 31 of each calendar year, beginning with March 31, 1994, an Officers' Certificate substantially in the form of Exhibit F stating that (a) a review of the activities of the Servicer during the preceding fiscal year of the Servicer and of its performance under this Agreement and any Supplement was made under the supervision of the officers signing such certificate and (b) to the best of such officers' knowledge, based on such review, the Servicer has fully performed or has caused to be fully performed all of its obligations under this Agreement and any Supplement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.06 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (which report shall cover the period from March 1 of the prior calendar year to and including December 31 of such prior calendar year) to the Trustee, the CP Issuer, the Liquidity Agent, and each Rating Agency to the effect that: (a) they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of Advances under this Agreement, and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including without limitation, the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth in Sections 3.04, 3.05, 4.02, 4.03, 4.04, 4.05, and 12.01 of this Agreement and in any Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement, and (b) they have compared the mathematical calculations of the amount set forth in the Settlement Statements forwarded by the Servicer pursuant to Section 3.04(c) during the period covered by such report with the Servicer's monthly computer reports which were the source of such amounts and that on the basis of such comparison, such accountants have found that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. The Servicer shall promptly forward a copy of such report to each Rating Agency. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.07     Tax Treatment.

                 (a) The Transferor has entered into this Agreement, and the Variable Funding Certificate and the Investor Certificates have been (or will be) issued, with the intention that such Investor Certificates and Variable Funding Certificate will qualify under applicable tax law as indebtedness of the Transferor. The Transferor, the Servicer, the CP Issuer by acceptance of the Variable Funding Certificate, each Investor Certificateholder by acceptance of its Investor Certificate, and each Certificate Owner by acquiring an interest in an Investor Certificate agrees to treat the Variable Funding Certificate or the Investor Certificates, as the case may be, as indebtedness of the Transferor for purposes of federal, state, and local income or franchise tax purposes and for purposes of any other tax imposed on or measured by income. In accordance with the foregoing, the Transferor agrees that it will report its income for such federal, state, and local income or franchise tax purposes, or for such other tax purposes, on the basis that it is the owner of the Advances. Furthermore, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file income, franchise or similar tax returns or obtain an employer identification number on behalf of the Trust.

                 (b) Neither the Trustee nor the Transferor will make an affirmative election to treat the arrangement between the Transferor and the Certificateholders as an association taxable as a corporation under Treasury Regulation Section 301.7701-3.

         Section 3.08 Notices to Fremont Financial. The Servicer shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded, or delivered pursuant to Sections 3.04, 3.05, and 3.06.

         Section 3.09 Adjustments. If the Unpaid Balance of any Eligible Advance is adjusted by the Servicer for any Credit, the Transferor Eligible Amount with respect to the Business Day following the Business Day on which such adjustment takes place will be reduced by the amount of the adjustment.
In connection with such reduction, the amount of Principal Advances used in the calculation of the Invested Percentage with respect to any Series and the Issuer Percentage for the Business Day following the Business Day on which such adjustment occurs shall also be reduced. In the event that such adjustment would not be permitted by any Requirement of Law, the Transferor shall make or cause to be made by the close of business on the Business Day following the Business Day on which such adjustment occurs a deposit in the Collection Account in immediately available funds in an amount equal to the amount of such adjustment. Such amount shall be treated as a Collection and allocated in accordance with Section 4.03.

         Section 3.10 Covenant to Maintain Privileges. The Servicer shall maintain all of its rights, powers and privileges material to the collectibility of the Advances.


                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         Section 4.01 Rights of Certificateholders. Each Series of Investor Certificates shall represent an interest in the Trust and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account or paid to or on behalf of the Investor Certificateholders (the "Investor Interest"). The Variable Funding Certificate shall represent an interest in the Trust and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account or paid to or on behalf of the Holder of the Variable Funding Certificate (the "Issuer Interest"). The Transferor Certificate shall represent the remaining interest in the Trust, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to or on behalf of the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that such certificate shall not represent any interest in the Collection Account (except to the extent provided in this Agreement), and neither the Transferor nor the Servicer shall have the right to withdraw funds from the Collection Account or to receive funds on deposit therein except as and when provided by this Agreement.

         Section 4.02     Establishment of Collection Account.

                 (a) The Collection Account. The Trustee, for the benefit of Certificateholders, has caused to be established and maintained with an Eligible Institution (which may be the Trustee) in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If at any time the institution holding the Collection Account ceases to be an Eligible Institution, the Trustee shall within 30 days establish a new Collection Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account". Neither the Transferor nor the Servicer, nor any person or entity claiming by, through, or under the Transferor or Servicer, shall have any right, title, or interest in, or any right to withdraw any amount from, the Collection Account except to the extent provided in this Agreement. Pursuant to the authority granted to the Servicer pursuant to Section 3.01(a), the Servicer shall have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's duties hereunder. The Collection Account shall have three ledger sub-accounts, consisting of a general account, a cash collateral account with respect to any Series or the Variable Funding Certificate (the "Cash Collateral Account") and an excess funding account (the "Excess Funding Account"). Unless otherwise specified, all references to the Collection Account herein shall be references to the general account.

                 (b) Administration of the Collection Account. Funds on deposit in the Collection Account, including the Excess Funding Account and the Cash Collateral Account, shall at the direction of the Servicer be invested by the Trustee in Permitted Investments that will mature so that such funds will be available prior to the Payment Date following such investment, except that in the case of funds representing Collections, or, during the Amortization Period, Gross Collections with respect to any Settlement Period, Permitted Investments must mature so that such funds will be available no later than the Business Day prior to the Payment Date for such Settlement Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Permitted Investments. Any request by the Servicer to invest funds on deposit in the Collection Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby. The Trustee shall not be liable for any loss incurred in connection with any investment made hereunder, except with respect to any investment in any Permitted Investment issued or guaranteed by the Trustee in its individual capacity or with respect to losses caused by the gross negligence or willful misconduct of the Trustee with respect to such Permitted Investments. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until maturity and shall maintain any other form of Permitted Investment in the name of the Trust. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid by the Trustee to the Servicer on each Payment Date. Neither the Transferor nor the Servicer shall deposit any of their funds in the Collection Account at any time except for funds unconditionally required to be paid on account of the purchase price of Certificates or as specifically provided pursuant to this Agreement.

                 (c) Identification of Collection Account. Schedule 2, which is hereby incorporated into and made part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name and location of the institution with which such account, has been established.

         Section 4.03     Daily Deposits and Collections.

                 (a) Collections. The Servicer may use any amounts in the Concentration Accounts from time to time in excess of (i) the amounts required to be deposited pursuant to Section 4.03(b)(I), and (ii) if an Amortization Period has commenced with respect to any Series or Variable Funding Certificate, the amounts required to be deposited with respect to such Series pursuant to Section 4.03(b)(II), to purchase additional Advances for the Transferor from the Seller on behalf of the Trust, as set forth in Section 3.01(i) hereof. Payments for such additional Advances shall be made to, or at the direction of, the Seller directly from the respective Concentration Accounts. The Servicer shall make all required deposits of Collections, or in the event that an Amortization Period has commenced with respect to any Series or Variable Funding Certificate, Gross Collections, to the Collection Account for each Business Day as set forth in this Article IV no later than the Business Day following the availability of such Collections or Gross Collections.


                 (b) Deposits to Collection Account. On each Business Day, the Servicer shall determine with respect to each Series and the Variable Funding Certificate whether an Amortization Period has commenced on or prior to such day.

                          (I) For each Series or the Variable Funding Certificate that is in its Non-Amortization Period, the Servicer shall determine the amounts required to be deposited to the Collection Account with respect to such Series or Variable Funding Certificate and shall deposit to the Collection Account from amounts held in the Concentration Accounts and available for deposit on such day an amount equal to:

                                    (i)  the Daily Interest Amount for each
                           Series determined as set forth in each related Supplement;

                                    (ii)  the Excess Funding Amount, as set
                           forth in Section 4.03(d) hereof;

                                    (iii)  the Daily Variable Funding
                           Certificate Deposit Amount with respect to the Variable Funding Certificate;

                                    (iv)  the required deposit for payment to
                           or on behalf of any Enhancement, as set forth in
                           Section 4.03(e) hereof; and

                                    (v)  any amounts deposited for the benefit
                           of the Holder of the Transferor Certificate, pursuant to Section 4.03(f) hereof.

                          (II) For each Series or the Variable Funding Certificate in its Amortization Period, the Servicer shall deposit to the Collection Account all amounts representing the proportional interest in Gross Collections available on such day for such Series or Variable Funding Certificate, which shall be equal to the product of the related Invested Percentage or Issuer Percentage, as applicable, and the Gross Collections. Notwithstanding the foregoing, in the event that the aggregate deposits with respect to any Series or Variable Funding Certificate for any Settlement Period equals or exceeds the amount necessary to pay in full the principal and interest on such Series or Variable Funding Certificate on the next Payment Date, the amounts of Gross Collections that would otherwise be deposited for the benefit of such Series or Variable Funding Certificate shall be deposited instead for the benefit of any other Series or Variable Funding Certificate in its Amortization Period, if any, and otherwise such amounts shall be allocated as set forth in paragraph I of this Section 4.03(b). The portion of Gross Collections not allocated to a Series of Investor Certificates or the Variable Funding Certificate shall be allocated to the Transferor Interest; provided that all distributions to the Transferor shall be subject to the restrictions set forth in Section 4.03(f).

                          (III) With respect to any deposits or withdrawals to be made pursuant to this Section 4.03(b), the Servicer shall direct the Trustee, in writing, to take such actions as may be necessary and appropriate to effectuate such deposits or withdrawals.

                 (c) Withdrawals and Payments From Collection Account. On each Business Day, with respect to (1) the amounts on deposit in the Collection Account and the Excess Funding Account, as of the beginning of business on such day, and (2) the amounts to be deposited pursuant to Section 4.03(b) with respect to the Variable Funding Certificate or the Transferor Certificate, the Servicer shall determine the following:

                           (i) the amount to be withdrawn from the Excess Funding Account to be deposited into one or more Concentration Accounts for the purchase of

                 Advances, which amount may not exceed the amount on deposit in the Excess Funding Account that is in excess of the Excess Funding Amount for such day;

                           (ii)     the amount to be withdrawn from the
                 Collection Account and paid to the Holder of the Variable Funding Certificate or the amount to be withdrawn from the Collection Account to be deposited into one or more Concentration Accounts, either as set forth in the related Variable Funding Supplement; and

                           (iii)    the amount to be withdrawn from the
                 Collection Account and paid to the Holder of the Transferor Certificate.

                 The Servicer shall direct the Trustee, in writing, to take such actions as may be necessary and appropriate to effectuate such deposits or payments.

                 (d) Excess Funding Account. On each Business Day, the Servicer shall allocate to the Excess Funding Account all amounts being deposited on such day (minus that portion of such amounts being deposited with respect to the Daily Interest Amounts and the Variable Funding Certificate) until the Excess Funding Amount is equal to zero. In the event of a Partial Amortization Event with respect to, and during the Amortization Period for, any Senior Series as set forth in the related Supplement, the applicable Excess Funding Account Percentage of funds on deposit in the Excess Funding Account shall be payable to the Investor Certificateholders of such Senior Series pro rata (and, to the extent the Senior Series have been paid in full, to the Investor Certificateholders of any Subordinated Series, pro rata). During the Amortization Period for any Subordinate Series, payments of the applicable Excess Funding Account Percentage of deposited funds shall first be made to any Senior Series then entitled to payments of principal prior to the release of any funds on deposit in the Excess Funding Account to any such Subordinate Series; provided, however, that funds shall be released from the Excess Funding Account for the payment of principal of a Subordinate Series only in accordance with the subordination provisions of this paragraph and the related Series Supplement. In the event of a Partial Amortization Event with respect to, and during the Amortization Period for, any other Series as set forth in the related Supplement, the applicable Excess Funding Account Percentage of funds on deposit in the Excess Funding Account shall be payable to the applicable Investor Certificateholder of such Series, pro rata or as otherwise provided in the applicable Supplement.

                 (e) Payments With Respect to Enhancements. To the extent provided in the related Supplement or Variable Funding Supplement, withdrawals or payments from the Concentration Accounts may be made on a daily basis to fund, reimburse, or otherwise provide payment for any Enhancement as provided in the related Supplement or Variable Funding Supplement. As more fully provided in the applicable Supplement or Variable Funding Supplement, the terms of a related Enhancement may provide for deposits to, and/or withdrawals from, the Collection Account to provide for the full and timely payment of a Series or the Variable Funding Certificate.

                 (f) Transferor Certificate. On each Business Day, unless an Event of Termination has occurred and is continuing, the Transferor may, but is not obligated to, direct the Servicer to deposit into the Collection Account an amount not to exceed the excess of the Transferor Eligible Amount (calculated after giving effect to the deposits and payments set forth in clauses (i), (ii), (iii), and (iv) of Section 4.03(b)(I)) over the sum of the Aggregate Subordinated Minimum Transferor Amount and the aggregate of the Defaulted Amounts for the current Settlement Period. Notwithstanding the foregoing, at no time (whether during an Amortization Period or a Non- Amortization Period for any Series) shall any distribution be made to the Transferor if after giving effect to such distribution, either (i) the Excess Funding Amount would be greater than zero or (ii) the total amount on deposit in the Collection Account and the Concentration Accounts is less than the sum of (1) an amount equal to two months of interest on the outstanding Investor Certificates and the Variable Funding Certificate based on the then-current Invested Amounts, Issuer Amount, and Certificate Rates, and (2) an amount equal to two months of Servicing Fees based on the then-current Invested Amounts and Issuer Amount. If the Excess Funding Amount is greater than zero, amounts otherwise distributable to Transferor shall be deposited into the Excess Funding Account. To the extent that the Transferor elects not to direct the Servicer to deposit such amounts, such amounts shall be retained in the Concentration Accounts.

         Section 4.04 Payments to Investor Certificateholders, the Holder of the Variable Funding Certificate, and the Holder of the Transferor Certificate.

                 (a) Daily Payments. The Trustee, acting in accordance with written instructions from the Servicer, shall make the following payments on each Business Day to the extent that there are amounts sufficient therefore in the Collection Account:

                           (i) to the Holder of the Variable Funding Certificate, payments on the Variable Funding Certificate pursuant to the Variable Funding Supplement; and

                           (ii)     to the Holder of the Transferor
                 Certificate, the amounts deposited into the Collection Account at the direction of the Transferor pursuant to Section 4.03(b)(I)(v).

                 Payments with respect to the Variable Funding Certificate shall be allocated to principal and interest in accordance with the relevant provisions of the Variable Funding Supplement. Payments under this Section 4.04(a) shall be made on each Business Day directly to the Holder of the Variable Funding Certificate or the Transferor Certificate, as appropriate.

                 (b) Monthly Payments. On each Determination Date, the Servicer shall deliver written instructions to the Trustee to make the following payments on the related Payment Date in the priorities set forth below and to the extent that there are amounts sufficient therefore in the Collection Account including for this purpose, amounts allocated to the Cash Collateral Account and the Excess Funding Account:

                           (i) to the Investor Certificateholders of each Series, interest in an amount equal to the product of the Monthly Certificate Rate in effect for the related Interest Accrual Period and the Investor Interest as of the immediately preceding Payment Date, as set forth in the related Supplement;

                           (ii) to the Servicer, the Servicing Fee for the related Settlement Period; and

                           (iii) with respect to the Payment Date relating to a Settlement Period for which a Series of Investor Certificates is in an Amortization Period, or relating to a Settlement Period in which a Partial Amortization has occurred the Trustee shall in accordance with the instructions from the Servicer withdraw from the Collection Account and pay as principal to the appropriate Certificateholders, either (A) the amount allocated to such Series pursuant to Section 4.03(b)(II) above, plus the pro-rata portion of the amount then on deposit in the Excess Funding Account, minus the interest and the allocable portion of the Servicing Fee payable on the related Payment Date, or (B) upon the occurrence of a Partial Amortization Event, the amount then on deposit in the Excess Funding Account.

                 Principal paid under this section shall reduce Invested Interest for the related Series by a corresponding amount as of the related Payment Date (referred to herein as "Amortization" or, in the event of a payment from the Excess Funding Account pursuant to Section 4.04(b)(iii)(B), a "Partial Amortization"). The Trustee shall make all requested withdrawals under this Section 4.04(b) on the related Transfer Date and shall pay such amounts to the Paying Agent. On each Payment Date, the Paying Agent shall distribute such amount to the Certificateholders of such Series.

         Section 4.05     Determination and Allocation of Charge-Off Amounts.

                 (a) Determination of Charge-Off Amount. On each Determination Date, the Servicer shall determine with respect to the related Settlement Period, the amount by which the Finance Charge Collections plus Recoveries realized for the related Settlement Period exceeds (or is less) than the sum of: (i) the interest payable or paid on each Series and the Variable Funding Certificate with respect to the related Interest Accrual Period or Settlement Period, (ii) the Servicing Fee payable for such Settlement Period and, (iii) the Defaulted Amount with respect to the related Settlement Period. To the extent that such amount is a positive number, such amount is referred to as "Excess Finance Charge

         Collections," and, to the extent that such amount is a negative number, such amount is referred to as the "Charge-Off Amount."

                 (b) Allocation of Charge-Off Amounts. On each Determination Date the Servicer shall allocate pro-rata the Charge-Off Amount with respect to the related Settlement Period based upon (1) with respect to each Series, the Invested Percentage of such Charge-Off Amount, (2) with respect to the Issuer Interest, the Issuer Percentage of such Charge-Off Amount, and (3) with respect to the Transferor Interest, the Transferor Percentage of such Charge-Off Amounts, and shall apply such amounts as follows:

                           (i) With respect to the Charge-Off Amounts allocated to each Series and the Variable Funding Certificate to reduce the Subordinated Amount for such Investor or Variable Funding Certificate until each such Subordinated Amount is equal to zero;

                           (ii) then, to reduce the Investor Amount for each Series, the Issuer Amount and the Transferor Amount, by an amount equal to the portion of Charge-Off Amounts allocated to such Series, Variable Funding Certificate or Transferor Certificate, to the extent not allocated to the applicable Subordinated Amount in clause (i) of this Section 4.05.

                 (c) Allocation of Excess Finance Charge Collections. On each Determination Date the Servicer shall allocate with respect to the related Settlement Period any Excess Finance Charge Collections as follows:

                           (i) first, to reinstate the Investor Amount for each Series and the Issuer Amount for the Variable Funding Certificate (only to the extent that such amounts have been reduced on a prior Determination Date and have not been previously reinstated), up to an amount equal to the proportional interest of Excess Finance Charge Collections based upon the outstanding Investor Amount or Issuer Amount of such Series or Variable Funding Certificate;

                           (ii) then to reinstate the Subordinated Amount for each Series and the Variable Funding Certificate (only to the extent that such amounts have been reduced on a prior Determination Date and have not been previously reinstated), until the Subordinated Amount for such Series and the Variable Funding Certificate is equal to the Subordinated Minimum Amount applicable to such Series or the Variable Funding Certificate; and

                           (iii) then, to the extent of any remaining Excess Finance Charge Collections, to reinstate the Transferor Amount.

                 Notwithstanding the foregoing, to the extent that any Subordinated Amount, Investor Amount, Issuer Amount, or Transferor Amount has not been reimbursed pursuant to this paragraph with its proportional share of the Excess Finance Charge Collections available on a Determination Date and there are additional Excess Finance Charge Collections available due to the full reimbursement of the Investor Amount of a Series, any excess amounts allocated to such reimbursed Series shall be available for the reimbursement of the remaining Subordinated Amounts, Investor Amount or Issuer Amount that have not been reimbursed, in the proportions and priorities set forth above.

         Section 4.06 Return of Funds. In the event that the Trustee shall have received amounts in respect of payments made by any Person on an advance or other obligation which has not been transferred to the Trust, the Trustee shall, as soon as practicable and as instructed in the most recently delivered Daily Report or Settlement Statement, forward such amounts in the manner specified in writing by Fremont Financial to Fremont Financial or such other Person as Fremont Financial designates and, pending the forwarding of such amounts, hold such amounts in trust for Fremont Financial or such other Person designated by Fremont Financial. The Trustee will, if requested in writing by Fremont Financial acknowledge and confirm the foregoing to any Person designated by Fremont Financial.

         Section 4.07 Defaulted Amount. On each Business Day, the Servicer will calculate the principal amount of: (i) Eligible Advances and (ii) Advances that have been recorded as "non-accrual" in accordance with the Servicer's normal servicing procedures, but which would be Eligible Advances if they were not recorded as "non-accrual," for the then current, or related Settlement Period, as appropriate, that will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures (such amount referred to as the "Defaulted Amount"); provided however, that if an Event of Termination has occurred and is continuing, Defaulted Amounts shall not include the principal amount of Advances that are attributable to loans classified as non-accrual at the time the Event of Termination occurred. A portion of the Defaulted Amount will be allocated to each Series of Certificateholders and the Holder of the Variable Funding Certificate in an amount equal to the product of that Series' Invested Percentage applicable during the related Settlement Period and the amount of the Defaulted Amount for such Settlement Period in accordance with Section 4.05 hereof. Notwithstanding the foregoing, if there is a charge-off with respect to Advances under a Contract which have been recorded as non-accrual in accordance with the Servicer's normal servicing procedure, and (i) all of such Advances would be Eligible Advances if they were not recorded as non-accrual, then the entire amount of such charge-off shall be included in the Defaulted Amount, or (ii) a portion of such Advances would be Eligible Advances if they were not recorded as non-accrual, then such charge-off shall be allocated proportionately between (a) the portion of Advances under such Contract which would be Eligible Advances (which allocation will be included in the Defaulted Amount) and (b) the portion of Advances under such Contract which would not be Eligible Advances (which allocation will not be included in the Defaulted Amount) or (iii) none of such Advances would be Eligible Advances if they were not recorded as non-accrual, then no portion of such charge-off will be included in the Defaulted Amount.

                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

         Section 5.01 Distributions. On each Payment Date, the Paying Agent shall distribute (in accordance with the Settlement Statement delivered by the Servicer to the Trustee on the preceding Determination Date pursuant to
Section 3.04(c)): (i) to the Holder of the Variable Funding Certificate the amount on deposit in the Collection Account and payable to the Holder of the Variable Funding Certificate pursuant to Section 4.04(a)(i), and (ii) to each Investor Certificateholder of record of any Series on the preceding Record Date (other than as provided in Section 2.04(d) or in Section 12.03(b) hereof respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Investor Certificates of such Series held by such Certificateholder) of amounts on deposit in the Collection Account as are payable to the Investor Certificateholders of such Series pursuant to Sections 4.04(b)(i) and 4.04(b)(iii). Such distribution shall be made by check mailed to each Certificateholder or, if so stated in any Supplement, by wire transfer to each Certificateholder so qualified as stated therein, except that if all Investor Certificates are registered in the name of CEDE & Co., the nominee registrar for The Depository Trust Company, such distribution to Investor Certificateholders shall be made in immediately available funds to The Depository Trust Company. All payments on account of principal and interest to Certificateholders shall be made from amounts on deposit in the Collection Account.

         Section 5.02 Monthly Investor Certificateholders' Statement; Annual Tax Statement.

                 (a) On each Payment Date (or such other day of each calendar month specified in the related Supplement), the Paying Agent shall forward to each Investor Certificateholder of each Series, a statement prepared by the Servicer substantially in the form of the "Payment Date Statement" attached hereto as Exhibit H-1 prepared by the Servicer setting forth the following information for the related Settlement Period (which, in the case of (i), (ii), and (iv) below, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Amortization Period for such Series has commenced):

                          (i) the aggregate amount of Collections and Gross Collections, allocated to such Series during the related Settlement Period;

                          (ii)  the total amount distributed on the
                 Certificates;

                          (iii) the amount of such payment, if any, allocable to principal on the Certificates;

                          (iv) the amount of such payment allocable to interest on the Certificates;

                          (v) the Defaulted Amount for the related Settlement Period;

                          (vi) the amount of Recoveries for the related Settlement Period;

                          (vii) the amount of the Servicing Fee for the related Settlement Period;

                          (viii) the "pool factor" for the Certificates as of such Payment Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Payment Date (determined after taking into account any reduction in the Invested Amount which will occur on such Payment Date) as a proportion of the initial Invested Amount);

                          (ix) the Subordinated Amount as of the end of the related Settlement Period;

                          (x) the Cash Collateral Account balance, if any, as of the end of the related Settlement Period; and

                          (xi) the Excess Funding Account Balance as of the end of the related Settlement Period.

                 (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, the Paying Agent shall furnish, on behalf of the Transferor, a Form 1099 to each Certificateholder for whom a Form 1099 is required to be filed under the requirements of the Code. The Servicer shall provide to the Paying Agent any information (including Original Issue Discount, as defined in the Code, calculations) needed by the Paying Agent to prepare a Form 1099 for any Certificateholder.


                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01 The Certificates. The Investor Certificates of each Series, the Variable Funding Certificate, and the Transferor Certificate shall be substantially in the form of Exhibits A, B, and C, respectively, hereto (with such changes as may be specified in the relevant Supplement) and shall, upon issuance pursuant hereto or to Section 6.09, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in
Section 6.02. Investor Certificates shall be issued in the minimum denominations indicated in the related Supplement. The Variable Funding Certificate and the Transferor Certificate shall each initially be issued in one certificate to the CP Issuer and to the Transferor, respectively. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its Chairman of the Board, its President, its Vice Chairman of the Board, or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 6.02 Authentication of Certificates. Contemporaneously with the assignment and transfer of the Advances, whether now existing or hereafter created and the other components of the Trust to the Trust, the Trustee shall authenticate and deliver the Transferor Certificate to the Transferor and upon the execution of any Supplement and the satisfaction of the conditions provided in Section 6.09, shall authenticate and deliver the Series of Investor Certificates or the Variable Funding Certificate to be issued thereunder as provided in Section 6.09. The Certificates of each Series shall be duly authenticated by or on behalf of the Trustee as provided for herein and in the applicable Supplement, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series specified in such Supplement. As provided in any Supplement, Investor Certificates of any Series may be issued and sold pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom. In such former case, such Series of Certificates may be delivered in book-entry form as provided in Sections 6.11 through 6.12 and, in the latter case, may not be so delivered; provided, however, that any non-registered Series may be delivered in book-entry form to the extent that transfers of such book-entry certificates are limited to transfers in accordance with Rule 144A under the Securities Act. Further, if any such Series is sold pursuant to an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act or its substantial equivalent (the "Private Placement Exemption") as stated in the applicable Supplement, the Certificates of such Series may only be transferred as provided in Section 6.03(e).

         Section 6.03     Registration of Transfer and Exchange of
Certificates.

                 (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of Section 6.03(c) a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of each Series of the Investor Certificates, the Transferor Certificate and the Variable Funding Certificate and of transfers and exchanges of such Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering each Series of Investor Certificates, the Transferor Certificate, and the Variable Funding Certificate and of registering transfers and exchanges of the Investor Certificates, the Transferor Certificate, and the Variable Funding Certificate as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Servicer has appointed a successor Transfer Agent and Registrar acceptable to the Transferor. The Trustee shall initially register the Transferor Certificate in the name of the Transfer and the Variable Funding Certificate in the name of the CP Issuer.

                 Upon surrender for registration of transfer of any Investor Certificate of a Series at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of such Series in authorized denominations of like aggregate Undivided Interests in the Trust; provided, however, that any Investor Certificate of any Series sold pursuant to the Private Placement Exemption shall satisfy the conditions provided in Section 6.03(e) prior to such registration of transfer.

                 At the option of an Investor Certificateholder, Investor Certificates of a Series may be exchanged for other Investor Certificates of such Series of authorized denominations of like aggregate Undivided Interests in the Trust upon surrender of the Investor Certificates to be exchanged at any office or agency of the Transfer Agent and the Registrar maintained for such purpose. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                 All Investor Certificates surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee.

                 (b) It is the understanding of the parties to this Agreement that Fremont Financial has particular expertise in performing the functions given by this Agreement to the Servicer and that the Certificateholders will be purchasing the Certificates relying on Fremont Financial's exercising such expertise in performing such functions. Except as provided in Sections 6.09, 6.10, and 7.02 hereof, neither the Transferor Certificate nor any interest represented thereby shall be sold, transferred, assigned, exchanged, pledged, or otherwise conveyed.

                 (c) Notwithstanding anything herein to the contrary, except for a pledge to one ore more financial institutions (or a collateral agent acting on their behalf) providing liquidity or credit support for the Commercial Paper as described in the Supplement relating to the Variable Funding Certificate (which pledge, or the exercise by the pledgee of its remedies pursuant thereto, shall not be required to meet the conditions set forth in clauses (i) or (ii) below), the Variable Funding Certificate may not be transferred, assigned, exchanged, pledged, or otherwise conveyed unless (i) the Trustee shall have received an Opinion of Counsel addressed to the Trustee to the effect that the Certificates and the Commercial Paper shall continue to be treated as debt for federal, California, and Illinois income tax purposes and (ii) the Transferor has given its written consent to such transfer, assignment, exchange, pledge, or other conveyance. Notwithstanding anything herein to the contrary, the Trustee shall not exchange the Variable Funding Certificate for other Variable Funding Certificates of like aggregate Undivided Interests in the Trust or register any transfer of the Variable Funding Certificate except upon receipt of (A) certification of the Liquidity Agreement upon notice to the Liquidity Agent that an event of default has occurred under any credit agreement so specified or (B) written instructions form the Transferor to effect such exchange or registration of transfer upon receipt by the Transferor of reasonable assurances that such proposed exchange or transfer complies with the provisions of the Securities Act.

                 (d) In the event and for so long as any Investor Certificate is issued as a Definitive Certificate, the Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.

                 (e) Unless a Series of Investor Certificates has been registered under the Securities Act and qualified under all applicable state securities laws, neither the Trustee nor the Transfer Agent and Registrar shall register a transfer of any Investor Certificates of such Series or any interest therein unless such transfer is to be made in a transaction that does not require such registration or qualification. Until such time as such Series of Investor Certificates shall be registered pursuant to an effective registration statement filed under the Securities Act, such Series of Investor Certificates shall bear a legend to the effect set forth in the preceding sentence. In the event that registration of a transfer is to be made in reliance upon an exemption of the transfer from the Securities Act, (i) the Trustee shall require, in order to assume compliance with the Securities Act the transferee to deliver to the Trustee and the Transferor an Opinion of Counsel reasonably satisfactory to the Transferor and the Trustee that such transfer may be made pursuant to an exemption from the Securities Act and applicable state securities laws and (ii) the Trustee shall require, in order to assure compliance with the Securities Act, that the transferee certify to the Trustee in writing the facts surrounding such transfer. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee, the Servicer, the Transferor, and the Trust against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Any such Opinion of Counsel and certification shall be obtained at the expense of the prospective transferor or transferee, and not at the expense of the Trustee or the Transferor, and shall be delivered to the Trustee and the Transferor prior to or contemporaneously with any such transfer. Neither the Transferor nor the Trustee shall be obligated to register any Series of Investor Certificates under any state securities laws or under the Securities Act or to take any other action not otherwise required under this Agreement to permit the transfer of such Series without registration. Notwithstanding the foregoing, any Series of Certificates held in book-entry form that was originally issued pursuant to a Private Placement Exemption may be transferred in accordance with Rule 144A of the Securities Act without the delivery of an Opinion of Counsel or the certification of the transferee.

                 Notwithstanding anything to the contrary contained herein, in no event shall an Investor Certificate of any Series which is either
         (A) not sold pursuant to an effective registration statement under the Securities Act or (B) not intended to be sold to more than 100 Persons, as evidenced by disclosure in the disclosure document with respect thereto or any interest therein, be transferred to an employee benefit plan, trust, or account subject to ERISA, or described in
         Section 4975(e)(1) of the Code. Each Holder of an Investor Certificate of any such Series, by its acceptance thereof, represents and warrants that it is not: (1) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (2) a plan described in Section 4975(e)(1) of the Code, or (3) an entity which is using assets to purchase such Investor Certificate which constitute plan assets by reason of a plan's investment in such Holder.

         Section 6.04 Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss, or theft of any such Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer, or any affiliate (as defined in Rule 405 under the Securities Act) thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledge is not the Transferor, the Servicer or an affiliate (as defined above) thereof.

         Section 6.06 Appointment of Paying Agent. The Paying Agent shall have a rating of at least A by Standard & Poor's, and shall be a depositary institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia. The Paying Agent shall make distributions to Certificateholders from the Collection Account pursuant to Section 5.01. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions referred to above. The Trustee may revoke such power and remove any Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee, the Servicer and the Transferor; provided, however, that such resignation shall not be effective and the Paying Agent shall continue to perform its duties until the Trustee has appointed, and such appointment has been accepted by, a successor Paying Agent. The Trustee shall cause the resigning Paying Agent and each successor Paying Agent to execute and deliver to the Trustee an instrument in which such resigning or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such resigning or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, and 11.03 shall apply to the Paying Agent in its role as Paying Agent.

         Section 6.07 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or instruct the Transfer Agent and Registrar to furnish to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Certificateholders. If three or more Holders of Investor Certificates of any Series or holders representing Undivided Interests in the Trust aggregating not less than 5% of the Invested Amount of the Investor Certificates of any Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified to its satisfaction by such Applicants for its costs and expenses, shall afford or shall instruct the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee, within five Business Days after the receipt of such application and indemnification. Such list shall be as of a date no more than 30 days prior to the date of receipt of such Applicants' request. Every Certificateholder agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

         Section 6.08     Authenticating Agent.

                 (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates, which authenticating agents shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

                 (b) Any institution succeeding to all or substantially all of the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                 (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                 (d) The Servicer agrees to pay, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08.

                 (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

                 (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates described in the Pooling and Servicing Agreement.


                                           _________________________________



                                           _________________________________
                                           as Authenticating Agent
                                           for the Trustee,

                                           by


                                           _________________________________
                                                   Authorized Officer

         Section 6.09 Delivery of Additional Series of Investor Certificates or the Variable Funding Certificate.

                 (a) Upon delivery to the Trustee of an Officer's Certificate of the Transferor (i) requesting the authentication of a new Series of Investor Certificates or requesting the authentication of the Variable Funding Certificate and (ii) stating the date upon which such Series or the Variable Funding Certificate is to be issued (such date, the "Issuance Date" and such notice, the "Issuance Notice") and certifying the satisfaction of the conditions stated in this Section and Section 6.01, the Trustee shall, subject to Section 6.09(b), authenticate pursuant to Section 6.02 and deliver to or upon the order of the Transferor on such Issuance Date such new Series of Investor Certificates or the Variable Funding Certificate. Any such Series of Investor Certificates shall be substantially in the form of Exhibit A hereto and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Transferor and set forth in the related Supplement. The Variable Funding Certificate shall be in substantially the form of Exhibit B hereto. All Investor Certificates of any Series shall be identical in all respects except for the denominations thereof and shall be equally and ratably entitled among themselves and with the Variable Funding Certificate as provided herein to the benefits of this Agreement and any Supplement thereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and such Supplement. Notwithstanding anything contained in any Supplement, no new Series of Investor Certificates issued pursuant to the provisions of this Section shall adversely affect the method of allocating Gross Collections or Collections of any other Series of Certificates or the Variable Funding Certificate for any period over which such Series or the Variable Funding Certificate shall be outstanding.

                 (b) On the Issuance Date, the Trustee shall authenticate and deliver any such new Series (which may be subordinated to any existing Series) or the Variable Funding Certificate upon delivery to it of the following: (i) a Supplement substantially in the form of Exhibit D and in form reasonably satisfactory to the Trustee executed by the Transferor and the Servicer and specifying the items provided in Section 6.09(c) and any other terms (the "Principal Terms"), (ii) an Opinion of Counsel to the effect that for federal, California, and Illinois income or franchise tax purposes (A) the newly issued Certificates or the Variable Funding Certificate, as the case may be, would either (1) be treated as indebtedness or (2) not cause the Trust to be taxed as a corporation and (B) such issuance will not have a material adverse effect on the tax characterization of the Trust, any outstanding Series or the Variable Funding Certificate, (iii) written confirmation from each Rating Agency that the issuance of such new Series or the Variable Funding Certificate, as the case may be, will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it or would result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Commercial Paper, and (iv) such other closing documents, certificates and Opinions of Counsel as may be required by the applicable Supplement. Notwithstanding the foregoing, the Trustee shall not authenticate and deliver any new Series or the Variable Funding Certificate, as the case may be, hereunder unless it also receives an Officer's Certificate of the Transferor on or prior to the Issuance Date stating: (a) the size of the Transferor Amount prior to such issuance, (b) the Initial Invested Amount of the new Series or Initial Issuer Amount in the case of the issuance of the Variable Funding Certificate, and (c) the size of the Transferor Amount and the Overcollateralization Enhancement Amount, in each case after giving effect to such issuance, which amounts must be at least equal to the Aggregate Subordinated Minimum Transferor Amount and the sum of Subordinated Minimum Amounts for all outstanding Series of Senior Certificates and the Variable Funding Certificate, respectively.

                 (c) The Principal Terms of any Series or the Variable Funding Certificate shall include: (i) with respect to any Series, the name or designation of the Series, (ii) the Initial Invested Amount thereof or the Initial Issuer Amount, in the case of the issuance of the Variable Funding Certificate, (iii) the Certificate Rate of such Series (or the formula for the determination thereof, which may provide that such rate is a floating rate) in the case of the issuance of a Series of Investor Certificates, (iv) the method of allocating Gross Collections for such Series or the Variable Funding Certificate, as the case may be, (v) the Servicing Fee Percentage for such Series or the Variable Funding Certificate, as the case may be, (vi) the Series Termination Date, (vii) with respect to any Series, the Cash Collateral Maintenance Amount, if any, (viii) the Repurchase Terms, if any, (ix) with respect to such Series, the Subordinated Minimum Amount, (x) the priority of such Series with respect to any other Series, and (xi) with respect to any Series, the scheduled Amortization Period Commencement Date.

                 (d) Any Supplement relating to an additional Series or the Variable Funding Certificate may define or make provision with respect to the Series or the Variable Funding Certificate to be issued pursuant thereto for the following Principal Terms: (i) the establishment of one or more accounts held at an Eligible Institution for holding Collections on the Advances as specified in the Supplement or for other purposes specified therein, (ii) the deposit of funds into any such accounts, (iii) the use of any Enhancement with respect to the Series, (iv) any extension or other evergreen feature with respect to the Series, (v) any amendments or modifications of any Events of Termination relating to such Series or the Variable Funding Certificate, as the case may be, (vi) the closing date, (vii) the rating agency or agencies, if any, rating the Series, (viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the name of the clearing agency, if any,
         (x) the method for allocating collections to Certificateholders of such Series and the method by which the principal amount of such Series shall amortize or accrete, (xi) the names of any contracts to be used by such Series and the terms governing the operation of any such contracts, (xii) the base rate applicable to such Series, (xiii) any deposit into any account provided for such Series, (xiv) the rights, if any, of the holder of the Transferor Certificate that have been transferred to the holders of such Series, (xv) the Pool Factor,
         (xvi) whether such Series will be part of a group, (xvii) and any other relevant terms, and (xviii) such other provisions which the Transferor may, in its sole discretion, wish to incorporate and which shall be acceptable to the Trustee insofar as they affect the rights, duties and obligations of the Trustee hereunder or under any Supplement.

         Section 6.10 Issuer Additional Amounts. The CP Issuer will agree, by its acceptance of the Variable Funding Certificate, that the Transferor may from time to time prior to the commencement of the Amortization Period for the Variable Funding Certificate require that the CP Issuer acquire as of any Business Day an additional undivided interest in the Trust in a specified amount (the "Issuer Additional Amount") in the manner set forth in the Variable Funding Supplement. Any new Series or Issuer Additional Amounts shall be in an amount not to exceed, after giving effect thereto, an amount equal to the Aggregate Eligible Principal

Advances plus amounts on deposit in the Excess Funding Account minus the Minimum Aggregate Principal Advances.

         Section 6.11 Book-Entry Certificates. If provided in any Supplement, the Investor Certificates of any Series, upon original issuance, will be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates of such Series shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.13. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.13:

                 (a) the provisions of this Section 6.11 shall be in full force and effect;

                 (b) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

                 (c) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control; and

                 (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Certificates are issued pursuant to
         Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

         Section 6.12 Notices to Clearing Agency. Whenever notice or other communication to the Investor Certificateholders of any Series delivered as provided in Section 6.11 is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates of such Series to the Clearing Agency.

         Section 6.13 Definitive Certificates. If (a)(i) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations, and (ii) the Transferor is unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of a Servicer Default of any Series, Certificate Owners representing beneficial interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such Series, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates of such Series to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the Clearing Agency, accompanied by registration instructions from such Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Certificates of such Series. Neither the Transferor, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


                                  ARTICLE VII

                             OTHER MATTERS RELATING
                               TO THE TRANSFEROR

         Section 7.01 Liability of the Transferor. The Transferor shall be liable for each obligation, covenant, representation and warranty of the Transferor arising under or related to this Agreement or any Supplement and shall be liable only to such extent.

         Section 7.02 Merger or Consolidation of or Assumption of the Obligations of the Transferor.

                 (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                          (i) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor hereunder;

                          (ii) the Transferor shall have delivered to the Trustee an Officers' Certificate of the Transferor and an Opinion of Counsel addressed to the Trustee and each Rating Agency, each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                          (iii) each Rating Agency shall confirm in writing that the rating of any outstanding Commercial Paper or Series shall not have been reduced or withdrawn.

                 (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of Section 7.02(a).

         Section 7.03 Limitation on Liability of the Transferor. Subject to Sections 7.01 and 7.04 with respect to the Transferor, except as specifically provided herein or in any Supplement, neither the Transferor nor any of the directors or officers or employees or agents of the Transferor in its capacity as Transferor shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement or any Supplement or otherwise; provided, however, that this provision shall not protect the Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Trustee and the Servicer agrees that the obligations of the Transferor to the Trustee, the Servicer, the Certificateholders and the Trust hereunder, other than the obligation of the Transferor in respect of indemnities pursuant to Section 7.04 hereof, shall be payable solely from its interests in the Trust Assets in accordance with the provisions of this Agreement and any Supplement and that the Trustee, the Servicer, the Certificateholders and the Trust shall not look to any other property or assets of the Transferor in respect of such obligations, and that such obligations shall not constitute a claim against the Transferor in the event that the Transferor's assets are insufficient to pay in full such obligations, and that such obligations are fully subordinated to the Transferor's obligations hereunder.

         Section 7.04 Liabilities. By entering into this Agreement, the Transferor agrees to pay, directly to the injured party, the entire amount of any losses, claims, damages, or liabilities other than (a) those incurred by a Certificateholder in the Investor Certificates of any Series or the Holder of the Variable Funding Certificate, as a result of defaults or other losses (including, without limitation, Charge-Off Amounts attributable to the Certificateholders) with respect to the Advances not specifically indemnified or represented to hereunder and (b) any losses, claims, damages, or liabilities arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes or any other taxes imposed on or measured by income (including any interest, penalties or additions with respect thereto) upon the Investor Certificateholders or the Certificate Owners (including any liabilities, costs or expenses with respect thereto) arising out of or based on the arrangements created by this Agreement or any Supplement as though this Agreement and each Supplement created a limited partnership among the Transferor and the Certificateholders under the Revised Uniform Limited Partnership Act in effect in the State of California in which the Transferor is a general partner. The Transferor agrees to pay, indemnify, and hold harmless each Investor Certificateholder of any Series and the Holder of the Variable Funding Certificate against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder or the Holder of the Variable Funding Certificate causing such losses, claims, damages or liabilities.


                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                TO THE SERVICER

         Section 8.01 Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

         Section 8.02 Merger or Consolidation of or Assumption of the Obligations of the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation, shall qualify as an Eligible Servicer and shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee in a form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder; and

                 (b) the Servicer has delivered to the Trustee an Officer's Certificate of the Servicer and an Opinion of Counsel addressed to the Trustee and each Rating Agency, each stating that such consolidation, merger, conveyance or transfer complies with this

         Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 8.03 Limitation on Liability of the Servicer and Others. Subject to Section 8.04 with respect to the Servicer, except as otherwise specifically provided herein or in any Supplement, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for taking any action or for refraining from taking of any action in its capacity as Servicer, whether arising from express or implied duties under this Agreement or any Supplement or otherwise; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not required by its duties to service the Advances in accordance with this Agreement or any Supplement which in its reasonable opinion may involve it in any expense or liability.

         Section 8.04 Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trustee, individually and in its capacity as trustee, (and each of its directors, officers, employees, and agents) and the Trust, from and against any loss, liability, expense, damage, or injury suffered or sustained by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement and any Supplement, or arising out of the Trustee's acceptance or performance of its duties hereunder, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs, or expenses incurred in connection with, or as a result of, any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee or the Trust if such acts or omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty, or willful misconduct by the Trustee; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the CP Issuer (1) for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of any Investor Certificateholder or the Holder of the Variable Funding Certificate or (2) with respect to any federal, state, or local income or franchise taxes or any other taxes imposed on or measured by income (or any interest or penalties or additions with respect thereto) required to be paid by the Trust or the Investor Certificateholders or the Holder of the Variable Funding Certificate in connection herewith to any taxing authority, or (3) with respect to any liabilities, losses, costs, or expenses incurred by any Certificateholder in the Investor Certificates of any Series or, in the case of the CP Issuer, the Variable Funding Certificate as a result of defaults or other losses (including, without limitation, Charge-Off Amounts attributable to the Certificateholders) with respect to the Advances not specifically indemnified or represented to hereunder arising out of or based on the arrangement created by this Agreement or any Supplement. Subject to Sections 7.01 and 10.02(b), any indemnification pursuant to this Section shall only be from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of the Trust.

         Section 8.05 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that: (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof; provided, that if within one hundred twenty (120) days of the date that the Servicer notifies the Trustee of its resignation in accordance with this Section 8.05 the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as Successor Servicer, then the Trustee shall automatically be appointed Successor Servicer in accordance with Section 10.02.

         Section 8.06 Access to Certain Documentation and Information Regarding the Advances. If access to the documents, books, microfiche, computer records and other information regarding the Advances and the other Trust Assets would be necessary or helpful to the Trustee, the Liquidity Agent or their respective representatives in connection with the enforcement of the rights of the Certificateholders or compliance with applicable statutes or regulations, they shall have access without charge to such items but only: (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures, and (d) at the offices of the Servicer in Santa Monica, California. Nothing in this Section
8.06 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

         Section 8.07 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policy and this Agreement or any Supplement; provided, however, if any significant delegation is to a Person other than Fremont Financial or another Affiliate of the Transferor or a Lock-Box Bank or is not in the ordinary course of the Servicer's business, written notice shall be given to each Rating Agency, the Trustee, the Liquidity Agent of such delegation. Any delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of Section 8.05 hereof.

         Section 8.08 Examination of Records. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any advance, contract, or invoice held in its custody, examine its computer and other records to determine that such advance, contract, or invoice is not part of the Trust Assets.

         Section 8.09 Successor Servicer Indemnification of Transferor. In the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor from fraud, negligence, breach of fiduciary duty, or any willful misconduct of such Successor Servicer.


                                   ARTICLE IX

                             EVENTS OF TERMINATION

         Section 9.01 Events of Termination with Respect to any Series. If any one of the following events shall occur at such time as there shall be at least one outstanding Investor Certificate:

                          (i) to the extent set forth in the related Supplement the Subordinated Amount for a Series falls below percentage specified for such Series in such related Supplement;

                          (ii) the Subordinated Amount for a Series is less than the Subordinated Minimum Amount for such Series for any three consecutive Settlement Periods as set forth in the related Supplement;

                          (iii) to the extent set forth in the related Supplement the Certificate Rate for a Series equals or exceeds a maximum rate set forth in such Supplement for more than three consecutive Interest Accrual Periods;

                          (iv)  to the extent set forth in the related
                 Supplement the three month rolling average of the Accounts Receivable Percentage falls below the percentage specified for such Series in the related Supplement;

                          (v) A Partial Amortization Event shall have occurred and be continuing, as set forth in the related Supplement;

                          (vi) failure (A) on the part of the Transferor or the Servicer to make any payment or deposit required by the terms of this Agreement or any Supplement on or before five Business Days after the date such payment or deposit is required to be made herein; provided that on any day such a failure shall be deemed not to constitute an event which may be declared an Event of Termination if (1) no Servicing Officer shall have actual knowledge of such failure and (2) the aggregate amount which remains unpaid or has not been deposited at least five Business Days after the date such payments or deposits were required to be made does not exceed $20,000; provided, further, a delay in or failure to make a payment or deposit for a period of not more than 10 Business Days shall not constitute an Event of Termination until the expiration of such 10 Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an Act of God, acts of public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, or similar causes, or (B) on the part of the Transferor to duly observe or perform in any material respect the covenant of the Transferor set forth in Section 2.06(b), or (C) on the part of the Transferor to duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in this Agreement or any Supplement, which, in the case of clause (C), continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of the applicable Series;

                          (vii) any representation or warranty made by the Transferor in this Agreement or any Supplement or any information contained in a computer file, microfiche list or hard copy list required to be delivered by the Transferor pursuant to Section 2.01 shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Servicer or Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of the related Series and as a result of which the interests of the Certificateholders of such Series are materially and adversely affected; provided, however, that an Event of Termination pursuant to this Section 9.01(vii) shall not be deemed to have occurred hereunder with respect to any such Series if the Transferor has accepted the transfer of the related Advance, or all of such Advances, if applicable, in accordance with Section 2.04(c) during such 30-day period (or such longer period as the Trustee may specify) in accordance with the provisions hereof;

                          (viii)  Fremont Financial or the Transferor
                 voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days of its filing; or the Transferor shall become unable for any reason to transfer Advances





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
                 to the Trust in accordance with the provisions of this Agreement, or Fremont Financial shall become unable for any reason to sell Advances to the Transferor in accordance with the provisions of the Purchase Agreement;

                          (ix) the Trust shall become subject to registration as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (x) the Trustee has not accepted a bid from an Eligible Servicer within 60 days after any Servicer Default with respect to which a Termination Notice has been issued;

                          (xi) Fremont Financial shall fail to make any payment or deposit required to be made pursuant to the terms of the Purchase Agreement on or before three Business Days after the date such payment or deposit is required to be made thereunder; provided that on any day such a failure shall be deemed not to constitute an event which may be declared an Event of Termination if (A) no Servicing Officer of Fremont Financial shall have actual knowledge of such failure and (B) the aggregate amount which remains unpaid or has not been deposited at least three Business Days after the date such payments or deposits were required to be made does not exceed $20,000; provided, further, a delay in or failure to make a payment or deposit for a period of five Business Days, shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by Fremont Financial and was caused by an Act of God, acts of public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes and no funds shall have been remitted to Fremont Financial, the Servicer, or the Transferor;

                          (xii) the Lien created in favor of the Trust shall cease to be a perfected, first priority enforceable Lien thereon, or the Transferor or Fremont Financial shall so assert in writing (and the Advances are not reconveyed pursuant to Section 2.04(c)); and

                          (xiii) the Servicer shall fail to deliver the Daily Report or Settlement Statement to the Trustee and such failure continues for a period of three Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Liquidity Agreement; provided, however, that a delay in or failure to deliver any such Daily Report or Settlement Statement for a period of five Business Days shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable





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
                 diligence by the Servicer and was caused by an Act of God, public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes;

then, (1) in the case of any event described in subparagraph (x), (xi) or
(xiii), either the Trustee or the Holders of Investor Certificates of the related Series evidencing Undivided Interests aggregating more than 50% of the related Invested Amount of such Series by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that an Event of Termination has occurred (A) with respect to all Series of Certificates (in the case of notice given by the Trustee) or (B) such Series (in the case of notice given by Investor Certificateholders) as of the date of such notice, or (2) in the case of any event described in subparagraphs (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), or (xii) an Event of Termination with respect to all Series shall occur without any notice or other action on the part of the Trustee or any Certificateholder immediately upon the occurrence of such event. Upon the occurrence of an Event of Termination with respect to a Series, the Amortization Period for such Series shall commence and principal shall be due and payable in accordance with Article IV hereof and the related Supplement.

         Section 9.02 Events of Termination with Respect to the Variable Funding Certificate. If any one of the following events shall occur during the Non-Amortization Period with respect to the Variable Funding Certificate:

                          (i) failure (A) on the part of the Transferor or the Servicer to make any payment or deposit required by the terms of this Agreement or the related Supplement on or before three Business Days after the date such payment or deposit is required to be made herein or in such Supplement; provided that on any day such a failure shall be deemed not to constitute an event which may be declared an Event of Termination if (1) no Servicing Officer shall have actual knowledge of such failure and (2) the aggregate amount which remains unpaid or has not been deposited at least three Business Days after the date such payments or deposits were required to be made does not exceed $20,000; provided, further, a delay in or failure to make a payment or deposit for a period of five Business Days, shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Transferor or the Servicer and was caused by an Act of God, acts of public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes and no funds shall have been remitted to Fremont Financial or the Transferor, or (B) on the part of the Transferor to duly observe or perform in any material respect the covenant of the Transferor set forth in Section 2.06(b), or (C) on the part of the Transferor to duly observe or perform in any material respect any other covenants or agreements of the Transferor set forth in this Agreement or the related Supplement, which, in the case of clause (C),





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
                 continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, the CP Issuer or the Liquidity Agent;

                          (ii) any representation or warranty made by the Transferor in this Agreement or the Variable Funding Supplement or any information contained in a computer file, microfiche list or hard copy list required to be delivered by the Transferor pursuant to Section 2.01 shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Servicer, CP Issuer or the Liquidity Agent, and as a result of which the interests of such Person giving such notice are materially and adversely affected; provided, however, that an Event of Termination pursuant to this Section 9.02(ii) shall not be deemed to have occurred hereunder with respect to the Variable Funding Certificate if the Transferor has accepted the transfer of the related Advance, or all of such Advances, if applicable, in accordance with Section 2.04(c) during such 30-day period (or such longer period as the Trustee may specify) in accordance with the provisions hereof;

                          (iii)   Fremont Financial or the Transferor
                 voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days of its filing; or the Transferor shall become unable for any reason to transfer Advances to the Trust in accordance with the provisions of this Agreement, or Fremont Financial shall become unable for any reason to sell Advances to the Transferor in accordance with the provisions of the Purchase Agreement;

                          (iv) the occurrence of a "program termination event" under the Liquidity Agreement, if any;

                          (v) the CP Issuer or the Trust shall become subject to registration as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (vi) the Trustee has not accepted a bid from an Eligible Servicer within 60 days after any Servicer Default with respect to which a Termination Notice has been issued;





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
                          (vii) Fremont Financial shall fail to make any payment or deposit required to be made pursuant to the terms of the Purchase Agreement on or before three Business Days after the date such payment or deposit is required to be made thereunder; provided that on any day such a failure shall be deemed not to constitute an event which may be declared an Event of Termination if (x) no Servicing Officer shall have actual knowledge of such failure and (y) the aggregate amount which remains unpaid or has not been deposited at least three Business Days after the date such payments or deposits were required to be made does not exceed $20,000; provided, further, a delay in or failure to make a payment or deposit for a period of five Business Days, shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by Fremont Financial and such delay or failure was caused by an Act of God, acts of public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes and no funds shall have been remitted to Fremont Financial, the Servicer, or the Transferor;

                          (viii) the Liquidity Agreement (or any provision thereof material to the Holders of the Variable Funding Certificate) shall fail to be in full force and effect or the security interest purported to be created by the Security Agreement shall fail to be a valid and enforceable perfected first priority security interest in favor of the collateral agent thereunder in any of the collateral thereunder or the CP Issuer, Fremont Financial or any of its Affiliates shall so assert in writing;

                          (ix) the Lien created in favor of the Trust on all the Trust Assets shall cease to be a perfected, first priority enforceable Lien thereon, or the Transferor, the CP Issuer or Fremont Financial shall so assert in writing (and the Advances are not reconveyed pursuant to Section 2.04(c)); and

                          (x) the Servicer shall fail to deliver the Daily Report or Settlement Statement to the Trustee and such failure continues for a period of three Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Liquidity Agreement; provided, however, that a delay in or failure to deliver any such Daily Report or Settlement Statement for a period of five Business Days shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an Act of God, public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes;





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then, (1) after any applicable grace period, in the case of any event described in subparagraph (i), (ii), (vi), or (vii), or (x), any of the Trustee, the Holder of the Variable Funding Certificate or the Liquidity Agent by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Holder of the Variable Funding Certificate or the Liquidity Agreement) may declare that an Event of Termination has occurred as of the next succeeding Payment Date with respect to the Variable Funding Certificate, or
(2) in the case of any event described in subparagraphs (iii), (iv), (v),
(viii), or (ix), an Event of Termination with respect to the Variable Funding Certificate shall occur as of the next succeeding Payment Date without any notice or other action on the part of the Trustee or any other Person, immediately upon the occurrence of such event. Notice of any Event of Termination with respect to the Variable Funding Certificate known to a Responsible Officer of the Trustee shall be given by the Trustee to the Persons specified in the applicable Supplement. Upon the occurrence of an Event of Termination with respect to the Variable Funding Certificate, the Amortization Period for the Variable Funding Certificate shall commence and principal shall be due and payable in accordance with Article IV hereof and the related Supplement.

         Section 9.03     Additional Rights Upon the Occurrence of Certain
Events.

                 (a) If an event specified in Section 9.01(viii) or 9.02(iii) shall occur (a "Dissolution Event"), the Transferor shall on the day of such Dissolution Event (the "Appointment Date") immediately cease to transfer Advances to the Trust and shall within 5 days of such Appointment Date give notice to the Trustee of such Dissolution Event. Notwithstanding any cessation of the transfer to the Trust of additional Advances, Advances transferred to the Trust prior to the occurrence of such Dissolution Event and Gross Collections in respect of Advances whenever created, and amounts accrued in respect of Advances, shall continue to be a part of the Trust. Within 15 days of the day on which a Responsible Officer of the Trustee first receives written notice of the occurrence of the Appointment Date, the Trustee shall (i) publish a notice in Authorized Newspapers that a Dissolution Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Advances on commercially reasonable terms and in a commercially reasonable manner and (ii) send written notice to the Holder of the Variable Funding Certificate and the Investor Certificateholders describing the provisions of this Section 9.03 and requesting instructions from such Holders. Unless within 60 days from the day written notice pursuant to clause (ii) above is first sent, the Trustee shall have received written instructions from (a) the Holder of the Variable Funding Certificate and (b) with respect to each outstanding Series, the Holders of Investor Certificates representing Undivided Interests aggregating more than 51% of the Certificates of such Series, to the effect that such Certificateholders disapprove of the liquidation of the Advances and wish to continue receiving Advances under the Trust as before such appointment, or unless the Trustee shall have received an Opinion of Counsel addressed to the Trustee to the effect that any such sale, disposition or liquidation is prohibited by law, the Trustee shall proceed to sell, dispose of, or otherwise liquidate the Advances in a commercially reasonable manner and, to the best of its ability, on commercially





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
         reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain, and shall be fully protected in relying on, a prior determination from a bankruptcy trustee or receiver that the terms and manner of any proposed sale, disposition or liquidation hereunder are commercially reasonable. The provisions of Section 9.01, 9.02, and 9.03 shall not be deemed to be mutually exclusive.

                 (b) The proceeds from the sale, disposition or liquidation of the Advances pursuant to subsection (a) above, net of all reasonable expenses incurred by the Trustee in connection with such sale, liquidation or other disposition, which shall be paid to the Trustee from such process, shall be treated as Gross Collections and shall be allocated in accordance with the provisions of Section
         4.03. On the day following the Payment Date on which such proceeds are distributed to the Holder of the Variable Funding Certificate, any class of subordinated certificates and the Investor Certificateholders, the Trustee shall distribute all remaining amounts to the Transferor and the Trust shall terminate.

                 (c) Upon the occurrence of a Dissolution Event, if the Trustee has not sold the Advances as provided herein within 120 days after the Appointment Date, the Trustee, upon the written instructions of the Holder of the Variable Funding Certificate or all of the Holders of Investor Certificates of any Series shall sell, dispose of or otherwise liquidate Advances on a best efforts basis in an amount equal to (i) in the case of any such Series of Investor Certificates, the product of the Aggregate Principal Advances and the aggregate percentage Undivided Interest in the Trust represented by all Series so instructing the Trustee and (ii) in the case of the Variable Funding Certificate, the product of the Aggregate Principal Advances and the Undivided Interest in the Trust represented by the Variable Funding Certificate; provided that the Rating Agency has advised the Transferor and the Trustee in writing that such sale shall not adversely affect the then existing rating of any such Series or the Commercial Paper, if the Holder of the Variable Funding Certificate has not so instructed the Transferor. The proceeds from such sale, net of all reasonable expenses incurred by the Trustee in connection with such sale, liquidation or other disposition, which shall be paid to the Trustee, shall be deposited in the Collection Account by the Trustee and shall be treated as Collections of Advances allocable to the Series or to the Variable Funding Certificate so instructing the Transferor and shall be allocated in accordance with Section 4.03. Upon distribution of such proceeds in accordance with Article IV, such Series or the Variable Funding Certificate shall be deemed paid in full and no further amounts shall be allocated thereto under Section 4.03.


                                   ARTICLE X

                               SERVICER DEFAULTS

         Section 10.01 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:





                                       63
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                 (a)      failure by the Servicer to make any payment,
         transfer, or deposit or to give instructions or notice to the Trustee to make such payment, transfer, or deposit on or before the date occurring five Business Days after the date such payment, transfer, or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

                 (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the CP Issuer, if any (or the Liquidity Agent), if the Holder of the Variable Funding Certificate is adversely affected thereby, or by the Holders of Investor Certificates evidencing Undivided Interests in the Trust aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby; or assignment by the Servicer of its duties under this Agreement, except as permitted by Sections 8.02,
         8.05 and 8.07;

                 (c) any representation, warranty, or certification made by the Servicer in this Agreement, any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made and the failure of such representation, warranty or certification has a material adverse effect on the rights of the Certificateholders for a period of 45 days after the date on which written notice thereof, requiring the same to be remedied, was given to the Servicer by the Trustee, or to the Servicer and the Trustee by the CP Issuer, the Liquidity Agent, or by the Holders of Investor Certificates evidencing Undivided Interests in the Trust aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby; or

                 (d) the Servicer shall voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or becomes a party to (or be made the subject of) any proceeding provided for under any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days of its filing;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either (i) the Trustee, (ii) the CP Issuer (but not if the CP Issuer is a subsidiary, or other Affiliate of the Servicer),
(iii) the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of all outstanding Series, or
(iv) the Liquidity Agent, by notice then given in writing to the Servicer and the Transferor (with a copy thereof to each Rating Agency) and to the Trustee if given by a Person other than the Trustee (a "Termination Notice"), may terminate the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Advances and the proceeds thereof.





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
         After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed pursuant to Section 10.02, all authority and power of the Servicer under this Agreement and each Supplement shall pass to and be vested in a Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee, the Transferor and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Advances and the Related Security provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer in the Collection Account, or which shall thereafter be received with respect to the Advances and the Related Security, and in assisting the Successor Servicer.
The Servicer shall promptly transfer its electronic records relating to the Advances and the Related Security to the Successor Servicer, as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Advances and the Related Security in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 10.01(a) for a period of five Business Days, or under Section 10.01(b) or Section 10.01(c) for a period of 30 Business Days shall not constitute a Servicer Default until the expiration of such five or 30 Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an Act of God, acts of public enemies, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, or similar causes and no funds have been remitted to Fremont Financial or the Transferor. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and each Supplement, and the Servicer shall provide the Trustee, if any, the Liquidity Agent, the Rating Agencies, the Transferor, the CP Issuer, and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default. In connection with any Service Transfer, all reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Advances and the Related Security to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to this Section 10.01 and





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
Section 10.02 shall be paid by the Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 10.02    Trustee to Act; Appointment of Successor.

                 (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement and any Supplement until the date specified in the Termination Notice or as otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or as otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint with the consent of the Liquidity Agent, each Rating Agency (which consent shall not be unreasonably withheld), an Eligible Servicer as a successor servicer (the "Successor Servicer") and shall accept its appointment by a written assumption and agreement to perform all of the duties, obligations and liabilities of the Servicer hereunder in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, or upon the occurrence of the events specified in Section 8.05, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any or all of its servicing obligations to an affiliate or agent of the Servicer in accordance with Section 3.01(a). Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $25,000,000. The Trustee shall promptly give notice to each Rating Agency and the Liquidity Agent of the appointment of a Successor Servicer upon such appointment.

                 If the Trustee is unable to obtain any bids from Eligible Servicers and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Advances on terms equivalent to the best purchase offer as determined by the Trustee.

                 (b) Upon its appointment, the Successor Servicer shall be entitled to all of the rights and privileges of the Servicer hereunder and shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement and any Supplement to the Servicer shall be deemed to refer to the Successor Servicer except for the references in Section 3.03, as applicable, which shall continue to refer to Fremont Financial.

                 (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible





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
         Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee permitted for a Successor Servicer pursuant to Section 3.02; provided, however, that Fremont Financial shall be responsible for payment of all servicing compensation in excess of the Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Servicing Fee permitted to a Successor Servicer pursuant to Section 3.02.

                 (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Advances and the Related Security, including, without limitation, all authority over Collections then held by the Successor Servicer or which shall thereafter be received by the Successor Servicer. The Successor Servicer shall promptly transfer its electronic records relating to the Advances to the Transferor in such electronic form as the Transferor may reasonably request and shall promptly transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section
         10.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

         Section 10.03 Notification to Certificateholders. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and, upon receipt of such written notice, the Trustee shall give notice to the CP Issuer, each Rating Agency, and the Investor Certificateholders at their respective addresses appearing in the Certificate Register and to the Liquidity Agent. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Liquidity Agent and to the CP Issuer and the Investor Certificateholders at their respective addresses appearing in the Certificate Register.

         Section 10.04 Waiver of Past Defaults. The CP Issuer, if it is adversely affected by any default by the Servicer or the Transferor, and the Holders of Investor Certificate evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series materially adversely affected by any default by the Servicer or Transferor may, on behalf of the CP Issuer or all Certificateholders of such affected Series, respectively, waive any default by the Servicer or the Transferor in the performance of their obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal





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with respect to any Series of Certificates.  Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                   ARTICLE XI

                                  THE TRUSTEE

         Section 11.01    Duties of Trustee.

                 (a) The Trustee, prior to the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If to the knowledge of a Responsible Officer of the Trustee a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, as the case may be, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such prudent person's own affairs.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform on their face to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Certificate-holders to take any action pursuant to this Agreement or any Supplement; provided, however, that the Trustee shall not have any duty to recalculate or verify any information provided to it by the Servicer (except that the (i) Trustee shall provide notice to the Servicer of any error in any such document of which it has actual knowledge, and (ii) the Trustee shall verify the mathematical accuracy of the total "Eligible Assets" set forth in each Settlement Statement), nor shall it be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by the CP Issuer if it could be adversely affected if the Trustee does not perform such acts, or by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts; and provided, further, that if the payment with a reasonable time to the Trustee of the costs, expenses or





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         liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination under this Section 11.01(b) shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand.

                 (c) Subject to Section 11.01(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                          (i) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with, unless otherwise specified herein, the direction of the CP Issuer (if it is adversely affected thereby) or the Holders of Investor Certificates evidencing Undivided Interests in the Trust aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement;

                          (iii) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a), (b) or
                 (c) of Section 10.01, or of the occurrence of any Event of Termination, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the CP Issuer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby; and

                          (iv) Prior to the occurrence of a Servicer Default of which a Responsible Officer has knowledge, and after the curing or waiver of such Servicer Defaults that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and any Supplements, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement and any Supplement, no implied covenants or obligations shall be read into this Agreement or any Supplement against the Trustee and, in the absence of bad faith on the part





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
                 of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, conforming to the requirements of this Agreement or such Supplement;

                 (d) The Trustee shall not be required, to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the successor to, and vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement or any Supplement.

                 (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Advance now existing or hereafter created or to impair the value of any Advance now existing or hereafter created.

                 (f) Except as specifically provided in this Agreement or any Supplement, the Trustee shall have no power to vary the corpus of the Trust.

                 (g) If, to the knowledge of a Responsible Officer of the Trustee, the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible after such Responsible Officer obtains knowledge thereof and receives appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

                 (h) If the Transferor has agreed to transfer any of its advances (other than the Advances) to another Person, upon the written request of the Seller, the Trustee will enter into such intercreditor agreements with the transferee of such advances as are customary and necessary to identify separately the rights of the Trust and such other Person in the Transferor's advances; provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.





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                 (i)      Except as specifically otherwise provided in this
         Agreement, any action, suit or proceeding brought in respect of one or more particular Series or the Variable Funding Certificate shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series or the Variable Funding Certificate not the subject of such action, suit or proceeding.

         Section 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                 (a) The Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any Supplement by the proper party or parties;

                 (b) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto or any Supplement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person's own affairs;

                 (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

                 (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;





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                 (f)      Except as may be required by Section 11.01(a) hereof,
         the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Advances for the purpose of establishing the presence or absence of defects, the compliance by the Transferor or the Servicer with their representations and warranties or for any other purpose;

                 (g) The right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

                 (h) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement.

         Section 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Advance or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Advances or deposited in the Collection Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

         The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Advance by the Transferor or the Servicer pursuant to this Agreement or any Supplement or the eligibility of any Advance for purposes of this Agreement or any Supplement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

         Section 11.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Transferor and the Servicer in banking transactions with the same rights as it would have if it were not the Trustee.

         Section 11.05 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard





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to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder or under any Supplement of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursements or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section
11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be covered out of the Servicing Fee. The provisions of this paragraph and Sections 8.04 and 8.09 shall survive the termination of the Trust and the resignation or removal of the Trustee.

         Section 11.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof, including the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

         Section 11.07    Resignation or Removal of Trustee.

                 (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor, the Servicer and the Liquidity Agent. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the





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         Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                 (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof.

         Section 11.08    Successor Trustee.

                 (a)      Any successor trustee appointed as provided in
         Section 11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations. The Servicer shall immediately give notice to the Rating Agency upon the appointment of a successor trustee.

                 (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of
         Section 11.06 hereof.

                 (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08 hereof, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

         Section 11.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 11.10    Appointment of Co-Trustee or Separate Trustee.





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                 (a)      Notwithstanding any other provisions of this
         Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof. Any such appointment of a co-trustee shall not relieve the Trustee of its duties under this Agreement.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                          (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
         Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any





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         Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.11 Tax Returns. No federal income tax return shall be filed on behalf of the Trust unless either (a) the Trustee or the Servicer shall receive an Opinion of Counsel that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Trustee and such returns shall be filed by the Servicer. The Trustee in accordance with Section 5.02(b) shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and the CP Issuer. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee, the Servicer or the Transferor be liable for any liabilities, costs or expenses of the CP Issuer, the Investor Certificateholders or the Certificate Owners arising out of the application of any tax law, including without limitation federal, state, or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith).

         Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         Section 11.13 Suits for Enforcement. If a Servicer Default of which a Responsible Officer has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the





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Certificateholders under this Agreement or any Supplement by suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment, or composition affecting the Certificates or the rights of any holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

         Section 11.14 Rights of Certificateholders to Direct Trustee. The CP Issuer with respect to matters affecting the Variable Funding Certificate, Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series with respect to matters affecting the related Series, or both the CP Issuer and the Holders of Certificates aggregating together more than 50% of the affected Undivided Interests with respect to matters affecting more than one Series or one or more Series and the Variable Funding Certificate, shall have the right to direct the time, method and place at or by which the Trustee conducts any proceeding for any remedy available to the Trustee, or exercises any such trust or power conferred upon the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Certificateholders.

         Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants, as of the date hereof and, with respect to any Series, as of the related Closing Date, that:

                 (a) The Trustee is a national banking association organized, existing and in good standing under the laws of the United States of America;

                 (b) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                 (c) This Agreement has been duly executed and delivered by the Trustee;

                 (d) The Trustee is not required to obtain, other than those that have already been obtained, any authorization, consent, approval, exemption or license from, or to file





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         any registration with, any Governmental Authority, as a condition to the validity of, or for the execution and delivery of, this Agreement, or to the performance by the Trustee of its obligations under this Agreement; and

                 (e) This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms (subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally).

         Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in Chicago, Illinois, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Corporate Trust Office as its office for such purposes in Illinois. The Trustee will give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 11.17 Notices. The Trustee shall promptly deliver to the Transferor and the Servicer any notices it receives in connection with the Advance Documents which are not otherwise delivered to such parties unless a Responsible Officer of the Trustee reasonably believes that a copy of such notice has previously been so delivered.


                                  ARTICLE XII

                                  TERMINATION

         Section 12.01    Termination of Trust.

                 (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 8.04, 11.05, and 12.03(b) upon the earlier of (i) the Business Day on which funds shall be deposited in the Collection Account at the times and in the amounts provided for in this Agreement (including, without limitation, Sections 2.04, 12.01(b), 12.02, and Article IV hereof) sufficient to pay the Aggregate Invested Amount plus the Issuer Amount plus interest accrued at the applicable Certificate Rates or Issuer's Interest Rate through the last day of the month preceding the next Payment Date in full with respect to each Series of Certificates and the Variable Funding Certificate, the Variable Funding Supplement, and the Loans; and (ii) December 31, 2013 (the "Final Trust Termination Date").

                 (b) If on the Transfer Date in the month immediately preceding the month in which the Final Trust Termination Date occurs (after giving effect to all transfers,





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
         withdrawals, deposits and drawings to occur on such date and the payment of principal on the Variable Funding Certificate or any Series of Investor Certificates to be made on the related Payment Date pursuant to Section 4.04) the sum of the Issuer Amount and Invested Amount of any Series would be greater than zero, the Servicer on behalf of the Trust shall sell in a commercially reasonable manner within 30 days of such Transfer Date all of the Advances and the Related Security. The proceeds of such sale, net of all reasonable expenses of the Trustee incurred in connection with such sale, which shall be paid to the Trustee from such proceeds, shall be treated as Gross Collections of the Advances and shall be allocated in accordance with Section 4.03. During such 30-day period, the Servicer shall continue to collect Gross Collections on the Advances and allocate such payments in accordance with the provisions of Section 4.03.

         Section 12.02 Optional Purchase and Series Termination Date of Investor Certificates of any Series or the Variable Funding Certificate.

                 (a) If provided in any Supplement, on a Payment Date the Transferor may, but shall not be obligated to, purchase any Series of Investor Certificates or the Variable Funding Certificate by depositing into the Collection Account, on the preceding Transfer Date, an amount equal to the Invested Amount thereof or the Issuer Amount, as the case may be, plus interest accrued and unpaid thereon at the applicable Certificate Rate or Issuer's Interest Rate, as applicable through the Record Date preceding the Payment Date on which the purchase will be made; provided, however, that no such purchase of any Certificates shall occur unless the Transferor shall deliver to the Trustee an Opinion of Counsel (which may rely on certificates of third parties, such as the Transferor or the Servicer, as to factual matters necessary thereto) reasonably acceptable to the Trustee to the effect that such purchase of any Certificates would not constitute a fraudulent conveyance of the Transferor.

                 (b) The amount deposited pursuant to Section 12.02(a) shall be paid to the Investor Certificateholders of the related Series or the CP Issuer, as applicable, pursuant to Sections 4.04 on the Payment Date following the date of such deposit. All Certificates which are purchased by the Transferor pursuant to Section 12.02(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Variable Funding Certificate once retired may be reissued under Section 6.09 hereof as if it had never been issued prior to its reissuance.

                 (c) All principal or interest with respect to any Series of Investor Certificates and the Variable Funding Certificate shall be due and payable no later than the Series Termination Date with respect to such Series or the Variable Funding Certificate. Unless otherwise provided in a Supplement, in the event that (i) the Invested Amount of any Series of Certificates or (ii) the Issuer Amount is greater than zero on its Series Termination Date, the Trustee will use its best efforts to sell or cause to be sold in a





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
         commercially reasonable manner, and pay the proceeds (net of all reasonable expenses of the Trustee incurred in connection with such sale, which shall be paid to the Trustee from such proceeds), to the extent necessary, to all Certificateholders of such Series pro rata or to the CP Issuer, as applicable, in final payment of all principal of and accrued interest on such Series of Certificates or the Variable Funding Certificate, an amount of Advances and Related Security up to 110% of (i) the Invested Amount of such Series or (ii) the Issuer Amount, as applicable, at the close of business on such date; but in no event shall the amount of Advances and Related Security sold cause the Aggregate Subordinated Minimum Transferor Amount to be less than
         (i) the Subordinated Minimum Amount if any other Series or the Variable Funding Certificate shall remain outstanding after such sale or (ii) if no such Series or the Variable Funding Certificate shall remain outstanding after such sale, zero. Any proceeds of such sale in excess of such principal and interest paid and the expenses of the Trustee shall be paid to the Transferor. Upon payment of the proceeds of such sale as provided in this Section 12.02(c), all principal of and accrued interest on such Series or the Variable Funding Certificate shall be deemed for all purposes to have been paid in full. Upon such Series Termination Date, or (if applicable) on the first Payment Date following the sale of Advances and Related Security called for above in this Section 12.02(c), with respect to the applicable Series of Certificates or the Variable Funding Certificate, final payment of all amounts allocable to any Investor Certificates of such Series or the Variable Funding Certificate, as applicable, shall be made in the manner provided in Section 12.03.

         Section 12.03    Final Payment.

                 (a) Written notice of any termination, specifying the Payment Date upon which the CP Issuer or the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution and cancellation with respect to the Variable Funding Certificate or such Series, shall be given (subject to at least ten days' prior notice from the Servicer to the Trustee) by the Trustee to the CP Issuer or the Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution specifying (i) the Payment Date (which shall be the Payment Date in the month in which the deposit is made pursuant to
         Section 12.01(a) or 12.02(a)) upon which final payment of the Variable Funding Certificate or such Investor Certificates will be made upon presentation and surrender of such Certificates at the office or offices therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Section 5.02(a), as applicable, covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Certificateholders. Any final





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         payment of the Variable Funding Certificate shall be made upon presentation thereof by wire transfer in immediately available funds.

                 (b) Notwithstanding the termination of the Trust pursuant to Section 12.01(a) or the occurrence of the Series Termination Date with respect to any Series pursuant to Section 12.02, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates. In the event that all of the Investor Certificateholders of all, or the applicable, Series, shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders, upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all, or the applicable, Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders.

                 (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation, shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee. Upon the termination of the Trust, the Transferor shall return the Transferor Certificate to the Trustee, and the Trustee shall dispose of such Certificates in a manner satisfactory to the Trustee.

         Section 12.04 Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Transferor Certificate, the Trustee shall return to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Advances and the other Trust Assets, whether then existing or thereafter created, all moneys due or to become due with respect thereto, and all proceeds thereof except for amounts held by the Trustee pursuant to Section 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Advances and other Trust Assets.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01    Amendment.





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                 (a)      This Agreement or any Supplement may be amended from
         time to time by the Servicer, the Transferor, and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the CP Issuer or the Investor Certificateholders.

                 (b) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor, and the Trustee, without the consent of any of the Certificateholders, to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or modify in any manner the rights of the Certificateholders; provided, however, that (i) the Servicer provides an Officer's Certificate to the effect that such action will not affect in any material respect the interests of such Certificateholders; (ii) the Rating Agencies initially contracted to rate any Series of Certificates confirms that such action will not result in a reduction or withdrawal of its rating of such Certificates, and (iii) such action will not, in the opinion of Counsel reasonably satisfactory to the Trustee, result in adverse tax consequences to the Certificateholders.

                 (c) This Agreement or any Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, to add to or change any of the provisions of this Agreement to provide that bearer certificates issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations, or to permit the issuance of uncertificated certificates.

                 (d) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the prior consent of (i) the CP Issuer, if it would be adversely affected by such amendment, (ii) the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of all Series materially adversely affected thereby, and (iii) the Liquidity Agent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Variable Funding Certificate or the Investor Certificateholders of any Series then issued and outstanding; provided, however, no such consent shall be necessary for amendments to this Agreement solely to provide for the issuance of any Series, and provided further that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made (A) on the Variable Funding Certificate or (B) any Investor Certificate of such Series without the consent of





                                       82
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         the CP Issuer or the related Investor Certificateholder, respectively;
         (ii) change the definition of or the manner of calculating the interest of (A) the Variable Funding Certificate or (B) any Investor Certificate without the consent of the CP Issuer or the related Investor Certificateholders, respectively or (iii) reduce the aforesaid percentage required to consent to any such amendment by the Investor Certificateholders, in each case without the consent of all such Investor Certificateholders.

                 (e) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to the CP Issuer and each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to the Liquidity Agent and any Rating Agency.

                 (f) It shall not be necessary for the consent of the Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Persons required to consent under Section
         13.01 shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (g) Any Supplement and any amendments necessary to effectuate the addition or removal of Advances or Contracts made in accordance with Sections 2.04, 2.05 or 2.08 executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 13.01(a) and (b).

                 (h) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under this Agreement, any Supplement, or otherwise.

         Section 13.02    Protection of Right, Title and Interest of Trust.

                 (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto or thereto and/or all financing statements and continuation statements and any other necessary documents or filings covering the Certificateholders and the Trustee's right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust Assets. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording,





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         registration or filing.  The Transferor shall cooperate fully with the
         Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a).

                 (b) The Servicer will give the Trustee and the Liquidity Agent prompt written notice of any relocation of any office from which it services Advances or keeps records concerning the Advances of or its principal place of business or chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's ownership or security interest in the Advances and the other Trust Assets. The Servicer will at all times maintain each office from which it services Advances and the Related Security and its principal executive office within the United States of America.

                 (c) The Servicer will deliver to the Trustee and Liquidity Agent: (i) upon the execution and delivery of each amendment of Articles I, II, III or IV hereto other than amendments pursuant to Section 13.01(a), and (ii) on or before March 31 of each year, beginning with March 31, 1994, an Opinion of Counsel, substantially in the form of Exhibit M hereto, dated as of a date between January 1 and March 31 of such year.

                 (d) If at any time the Servicer is no longer Fremont Financial, the Transferor shall deliver to the Successor Servicer powers-of-attorney such that such Successor Servicer may perform the obligations set forth in Sections 13.02(a), 13.02(b), and 13.02(c).

         Section 13.03    Limitation on Rights of Certificateholders.

                 (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have any right to vote (except as specifically provided in this Agreement or any Supplement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.





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                 (c)      No Certificateholder shall have any right by virtue
         of any provisions of this Agreement or any Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the CP Issuer if it may be adversely affected but for the institution of such suit, action or proceeding, or the Holders of Investor Certificates evidencing Undivided Interests in the Trust aggregating more than 50% of the Invested Amount of any Series which may be materially adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Supplement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement or any Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 13.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or five days after mailing by certified or registered mail, return receipt requested: (a) in the case of Fremont Financial to Fremont Financial Corporation, 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California 90404-2023, Attention: Richard C. Pugh; (b) in the case of the Trustee, to the Corporate Trust Office; (c) in the case of the Transferor to Fremont Funding Inc., 2020 Santa Monica Boulevard, Suite 500, Santa Monica, California 90404-2323, Attn: President, with a copy to: 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California 90404-2323, Attention: Richard
C. Pugh; (d) in the case of the CP Issuer, at its address as specified in the Liquidity Agreement; and (e) in the case of Liquidity Agent, at its address specified in the Liquidity Agreement; or, as to each party, at such other address as shall be designed by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Notwithstanding any other provision





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hereof, any notice or consent hereunder to be given or made by or with respect to the Variable Funding Certificate shall be effective if made to the related collateral agent. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Copies of all notices, reports, certificates and amendments required to be delivered to the Rating Agencies hereunder shall be mailed to the Rating Agencies as follows: Duff and Phelps Credit Rating Company, 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attention: Paula Henton; and Standard & Poor's, 25 Broadway, New York, New York, 10004, Attention:
Asset-Backed Surveillance Group.

         Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

         Section 13.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.02 or 8.05, this Agreement, including any Supplement, may not be assigned by the Servicer without the prior consent of the CP Issuer, the Liquidity Agent, and the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of the Investor Certificates of each Series.

         Section 13.08 Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates upon authentication thereof by the Trustee pursuant to Sections 2.07 and 6.02 are and shall be deemed fully paid.

         Section 13.09 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Advances and the other Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided by law.

         Section 13.11 Counterparts. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 13.12 Third-Party Beneficiaries. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, and, in addition, shall inure to the benefit of the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII or Section 7.04, no other Person will have any right or obligation hereunder.

         Section 13.13    Actions by Certificateholders.

                 (a) Wherever in this Agreement or any Supplement, a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

                 (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor and the Servicer, if made in the manner provided in this Section.

                 (d) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                 (e) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         Section 13.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 13.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, Fremont Funding Inc., Fremont Financial Corporation, and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           FREMONT FUNDING INC.,
                                             as Transferor


                                           By /s/ PATRICK E. LAMB
                                             --------------------------------
                                             Name: Patrick E. Lamb
                                             Title: Chief Financial Officer
                                                    and Treasurer


                                           FREMONT FINANCIAL CORPORATION,
                                             as Servicer


                                           By /s/ RICHARD C. PUGH, JR.
                                             --------------------------------
                                             Name: Richard C. Pugh, Jr.
                                             Title: Senior Vice President
                                                    and General Counsel


                                           LASALLE NATIONAL BANK,
                                             as Trustee


                                           By /s/ SHASHANK MISHRA
                                             --------------------------------
                                             Name: Shashank Mishra
                                             Title: First Vice President

                                                                         Annex X



                    FREMONT SMALL BUSINESS LOAN MASTER TRUST

                                  DEFINITIONS

         As used herein the following terms shall include in the singular number the plural and in the plural number the singular:

         "Accounts Receivable Percentage" means the percentage of the Aggregate Principal Advances for which accounts receivable are the Primary Collateral.

         "Addition Date" has the meaning set forth in Section 2.05(b)(iii) of the Pooling and Servicing Agreement.

         "Additional Contracts" has the meaning set forth in Section 2.05(a) of the Pooling and Servicing Agreement.

         "Advance" means all rights to repayment in respect of each advance arising under the Contracts set forth on Schedule 4 to the Pooling and Servicing Agreement on the Initial Closing Date and each advance arising under an Additional Contract added pursuant to Section 2.05 of the Pooling and Servicing Agreement that is owing to Fremont Financial by an Obligor located in the United States of America under such Contract or Additional Contract, including all obligations of such Obligor with respect thereto and all rights of a secured party (as such term is defined in the UCC) with respect to the Unpaid Balance thereof, including, without limitation, all proceeds of the foregoing, provided, however, that an Advance shall not include a Defaulted Advance or a Reconveyed Advance. An Advance shall be deemed to have been created at the end of the day on the Date of Processing of such Advance.

         "Advance Documents" means all Contracts giving rise to the Advances and other evidences of Advances including, without limitation, tapes, discs, punch cards and related property and rights.

         "Advance Rate" means, for each Advance, the "advance rate" set forth in the related Contract with respect to each type of Primary Collateral.

         "Adverse Claim" means any lien, claim, security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease, encumbrance, or similar right of any other Person or any agreement to give any of the foregoing other than as expressly permitted under the Advance Documents.

         "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person or, in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person. As used herein, "control" of a specified Person shall mean the ability to direct or cause the direction of the management and policies of the specified Person, whether through the direct or indirect ownership of the voting securities of such specified Person, by contract or otherwise.

         "Aggregate Eligible Principal Advances" means, for any Business Day, the dollar amount of the Aggregate Principal Advances that are Eligible Advances at the end of the prior Business Day.

         "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Investor Certificates then issued and outstanding.

         "Aggregate Principal Advances" means, on any Business Day, the aggregate dollar amount of Principal Advances in the Trust at the end of the prior Business Day.

         "Aggregate Subordinated Minimum Transferor Amount" means the sum of
(a) the greater of (i) the excess, if any, of (A) the Senior Enhancement Percentage of the aggregate Initial Invested Amount of each outstanding Senior Series over (B) the aggregate Initial Invested Amount of the Series 1995-1 Certificates (so long as it remains outstanding) and (ii) the Subordinate Enhancement Percentage of the sum of the aggregate Initial Invested Amounts for each outstanding Senior Series and the Series 1995-1 Certificates (so long as it remains outstanding), and (b) the Subordinate Enhancement Percentage of the sum of the Initial Invested Amount of each other outstanding Series of Investor Certificates (including the Series D Certificates and each subsequently issued Series).

         "Aggregate Subordinated Transferor Amount" means the Aggregate Subordinated Minimum Transferor Amount, which amount will be (a) decreased due to allocations of Charge-Off Amounts, and (b) increased due to (i) allocations of Excess Finance Charge Collections, (ii) repayment of one or more Series of Subordinate Certificates, and (iii) subordination of an additional portion, if available, of the Transferor Interest upon the commencement of an Amortization Period with respect to a Series of Subordinate Certificates in accordance with related Series Supplement.

         "Amortization" has, with respect to each Series or the Variable Funding Certificate, the meaning specified in Section 4.04(b) of the Pooling and Servicing Agreement.

         "Amortization Period" means: (a) with respect to any Series, the period following the Non-Amortization Period beginning on the earlier of the Amortization Commencement Date specified in the applicable Supplement or the occurrence of an Event of Termination with respect to such Series; and (b) with respect to the Variable Funding Certificate, the period beginning on the earlier of the Amortization Commencement Date specified in the Variable Funding Supplement or the occurrence of an Event of Termination with respect to the Variable Funding Certificate.

         "Amortization Period Commencement Date" means with respect to any Series of the Variable Funding Certificate, the date specified in the related Supplement on which the Amortization Period with respect thereto commences.

         "Applicants" has the meaning specified in Section 6.07 of the Pooling and Servicing Agreement.

         "Appointment Date" has the meaning specified in Section 9.03 of the Pooling and Servicing Agreement.

         "Assignment" has the meaning set forth in Section 2.05(b)(iv) of the Pooling and Servicing Agreement.

         "Authorized Newspaper" means any one or more newspapers of general circulation in Chicago, Illinois and in Los Angeles, California, and printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

         "Benefit Plan" means, at a particular time and with respect to any Person, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate of such Person is (or, if such Plan were terminated at such time, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

         "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.11 of the Pooling and Servicing Agreement; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Investor Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

         "Business Day" means any day other than (a) a Saturday or a Sunday,
(b) another day on which Fremont Financial is closed, as set forth on the list furnished by the Servicer pursuant to Section 3.03(n) of the Pooling and Servicing Agreement or (c) another day on which banking institutions or trust companies in the State of Illinois generally or the City of Chicago, Illinois, are authorized or obligated by law, execute order or governmental decree to be closed.

         "Buyer" means Fremont Funding Inc., a corporation incorporated in the State of Delaware.

         "Cash Collateral Account" has the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

         "Cash Collateral Maintenance Amount" has the meaning specified in the related Supplement.

         "Certificate" means one of any Series of Investor Certificates, the Variable Funding Certificate or the Transferor Certificate.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Certificate Rate" means, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement.

         "Certificate Register" means the register maintained pursuant to
Section 6.03 of the Pooling and Servicing Agreement, providing for the registration of the Certificates and transfer and exchanges thereof.

         "Certificateholder" means the person in whose name a Certificate is registered in the Certificate Register.

         "Charge-Off Amounts" has the meaning set forth in Section 4.05(a) of the Pooling and Servicing Agreement.

         "Class" means with respect to any Series, the classification of Investor Certificates within such Series as set forth in the related Series Supplement.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means with respect to any Series or Commercial Paper, the date of issuance of such Series or such Commercial Paper.

         "Code" means the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder.

         "Collection Account" has the meaning set forth in Section 4.02 of the Pooling and Servicing Agreement.

         "Collections" has the meaning set forth in Section 3.01(i) of the Pooling and Servicing Agreement.

         "Commercial Paper" means commercial paper which is secured by the Variable Funding Certificate.

         "Concentration Account" means an account maintained at a Concentration Bank.

         "Concentration Bank" means any of the banks listed in Exhibit B to the Purchase Agreement and Exhibit K to the Pooling and Servicing Agreement (including their successors) and any other bank which becomes a Concentration Bank pursuant to Section 2.06(i) of the Pooling and Servicing Agreement and which is a party to a Lock-Box Agreement and pursuant thereto holds or may in the future hold one or more Concentration Accounts for receiving Gross Collections from a Lock-Box Bank, the Servicer or an Obligor.

         "Concentration Bank Agreement" means an agreement among Fremont Financial, the Trustee and a Concentration Bank substantially in the form of
Exhibit I-2 to the Pooling and Servicing Agreement.

         "Concentration Limit" means at any time with respect to each Advance, the maximum Unpaid Balance for all Advances of a single Obligor that may be included in the calculation of "Eligible Advances" and shall be an amount equal to three percent of the Aggregate Eligible Principal Advances (determined, for purposes of this definition, based on all of the provisions of the definition of "Eligible Advance" other than paragraphs (xii) and (xiii) thereof) for the date of determination.

         "Contract" means a written agreement between Fremont Financial and another Person, as such may be amended in accordance with the Credit and Collection Policy pursuant to which such Person is obligated to pay for advances taken pursuant to such Contract, together with interest on such advances, that is in compliance in all material respects with the requirements of the Credit and Collection Policy, but which shall exclude any portion of a Contract sold, pledged, assigned or conveyed by Fremont Financial to a participant or any Contract to which Fremont Financial has purchased a participation in from another originator.

         "Contract Termination Date" means the date on which a Contract shall become due and payable.

         "Conveyance Papers" has the meaning specified in Section 4.1(b) of the Purchase Agreement.

         "Conveyed Property" has the meaning given that term in the Purchase Agreement.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Pooling and Servicing Agreement is located at 135 La Salle Street, Chicago, Illinois 60603 (Attention: Corporate Trust Department).

         "CP Dealer" has the meaning set forth in the Variable Funding
Supplement.

         "CP Dealer Agreement" has the meaning set forth in the Variable Funding Supplement.

         "CP Issuer" has the meaning set forth in the Variable Funding
Supplement.

         "Credit and Collection Policy" means the Servicer's credit extension policies and procedures and collection practices relating to the Advances and Contracts as in effect on the Initial Closing Date, as set forth in Exhibit G to the Pooling and Servicing Agreement, and as the same may be modified from time to time in accordance with Section 3.03(k) of the Pooling and Servicing Agreement.

         "Credits" means an amount equal to the sum, without duplication, of
(a) the aggregate reduction effected on such date in any Advances resulting from any set off in respect of any claim by any Obligor thereunder against Fremont Financial (whether or not such claim is related to the transaction giving rise to the related Advance) and (b) the aggregate amount of any Advances which on such date become subject to an Adverse Claim or with respect to which the Buyer, pursuant to the Purchase Agreement, or the Trustee, pursuant to the Pooling and Servicing Agreement does not acquire or ceases to have a valid transfer and assignment of all right, title and interest therein.

         "Cut-Off Date" means with respect to the initial Advances, March 1, 1993, and with respect to any Addition Advances, the date of the transfer of such Advance to the Transferor and the Trust.

         "D&P" or "DCR" means Duff and Phelps Credit Rating Co.

         "Daily Interest Amount" means the sum of the Daily Interest Amounts set forth in each Supplement.

         "Daily Report" means a form of the Daily Report is attached as Exhibit E to the Pooling and Servicing Agreement.

         "Daily Variable Funding Certificate Deposit Amount" has the meaning given to such term in the Variable Funding Supplement.

         "Date of Processing" means, with respect to any transaction by Fremont Financial, the date that such transaction has been or should have been first recorded on the computer master file of Advances maintained by the Servicer in accordance with its normal servicing procedures (without regard to the effective date of such recordation).

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

         "Defaulted Advance" means an Advance, or any portion of an Obligor's Unpaid Balance, which is recorded as a "loss" in accordance with the Servicer's normal servicing procedures.

         "Defaulted Amount" has the meaning given to such term in Section 4.07 of the Pooling and Servicing Agreement.

         "Definitive Certificates" has the meaning specified in Section 6.11 of the Pooling and Servicing Agreement.

         "Depositary" has the meaning set forth in the Depositary Agreement.

         "Depositary Agreement" has the meaning set forth in the Variable Funding Supplement.

         "Designation Date" has the meaning set forth in Section 2.05(b)(iv) of the Pooling and Servicing Agreement.

         "Determination Date" means, with respect to any Settlement Period, the seventh day of the next calendar month or if such day is not a Business Day, the next succeeding Business Day.

         "Dissolution Event" has the meaning set forth in Section 9.03(a) of the Pooling and Servicing Agreement.

         "Eligible Advance" means an Advance:

                 (i) that has arisen in the ordinary course of business of Fremont Financial;

                 (ii) with respect to which the Obligor's obligation to pay is evidenced by a Contract and such Contract provides for full payment of the amount thereof;

                 (iii) that is not an Advance that is recorded as a "non-accrual" Advance in accordance with the Servicer's normal servicing procedures (it being understood that, without limiting the foregoing, the Servicer will classify as non-accrual all Advances under a Contract if either (A) the Servicer determines in accordance with the Credit and Collection Policy that amounts due under that Contract will not be collected because the value of the underlying collateral is insufficient, or (B) the independent auditors of the Servicer classify any Advance under that Contract as being "impaired" within the meaning of financial accounting standard 114 (or any successor financial accounting standard));

                 (iv) which does not constitute an obligation of the United States, any state or other political subdivision thereof, or any agency, instrumentality or subdivision of any of the foregoing;

                 (v) that was created in compliance, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Fremont Financial and pursuant to a Contract that complies, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Fremont Financial and, as of the date of conveyance under the Purchase Agreement and the Pooling and Servicing Agreement, the terms of which have not been extended or modified except in accordance with the Credit and Collection Policy;

                 (vi) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Fremont Financial in connection with the creation of such Advance or the execution, delivery and performance by Fremont Financial of the related Contract, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

                 (vii) as to which, at the time of and at all times after the creation of such Advance, Fremont Financial had good and marketable title thereto free and clear of all Liens other than Permitted Liens;

                 (viii) that arises under a Contract which has been duly authorized and which, together with such Advance, is in full force and effect and such Contract, together with such Advance, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with it terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and there are no conditions precedent to the enforceability or validity of a Contract or Advance that have not been satisfied;

                 (ix) neither such Advance nor the related Contract is subject to any dispute, rescission, set-off, recoupment, defense or counterclaim with respect to the underlying obligation which has been communicated to the Seller or about which the Seller has knowledge;

                 (x) that is denominated and payable only in United States dollars and payable to a Lock-Box Account, a Concentration Account, or the Servicer as payments in kind for deposit by the Servicer in a Concentration Account;

                 (xi) the Obligor of which (A) is not bankrupt, insolvent, undergoing composition or adjustment or debts or is unable to make payment of its obligations when due (unless such Advance is made by Fremont Financial pursuant to a bankruptcy court approved debtor-in-possession contract or other contract entitled to superpriority expense of administration status under Section 364(c) of the Bankruptcy Code), (B) is located

         (within the meaning of Section 9103 of the applicable UCC) within the United States of America, and (C) is not an Affiliate of Fremont Financial;

                 (xii) that, together with all other Advances outstanding under the related Contract, have an aggregate outstanding principal amount that is less than or equal to the amount of the Advance Rate for each such Advance multiplied by the eligible amount of Primary Collateral available to support such Advance (as determined by the Servicer in accordance with its normal servicing procedures); provided, however, that to the extent that the aggregate principal amount of such Advances exceed the amount of such Advance Rate multiplied by the eligible amount of Primary Collateral (an "Over-advance"), the excess will be an "Eligible Advance" only to the extent it is an Eligible Over-advance and; provided further, to the extent that any Contract has an associated Over-advance for a period of 180 consecutive days, none of the Advances under that Contract will be an "Eligible Advance" unless and until a period of 60 consecutive days has passed during which there is no Over-advance associated with that Contract;

                 (xiii)   that conforms with the applicable Concentration
         Limit; and

                 (xiv) that constitutes a "general intangible" or "instrument" under and as defined in Sections 9106 and 9105 of the UCC as then in effect in the State of California; provided, that if such Advance is an instrument, it has been delivered to, and is the possession of, the Trustee for the benefit of the Trust.

         "Eligible Assets" means for any date of determination, the sum of (a) the Aggregate Eligible Principal Advances, (b) all amounts on deposit in the Collection Account (other than amounts allocated for interest payments or servicing expenses) and the Excess Funding Account, and (c) the amounts on deposit in the Concentration Accounts up to a maximum amount not to exceed an amount equal to (3%) three percent of the Aggregate Eligible Principal Advances.

         "Eligible Contract" means, as of the Cut-Off Date (or, with respect to Additional Contracts, as of their date of designation for inclusion in the Trust), each Contract owned by Fremont Financial (a) which was in existence and maintained with Fremont Financial, (b) which is payable in United States dollars, (c) which has not been sold or pledged in full or part to any other party, (d) which does not have advances which have been sold or pledged to any other party, (e) for which the address of the principal executive office of the Obligor is in the United States, (f) is a revolving commercial loan with an original term of up to 2-3 years (plus any accompanying term loan), (g) was originated or purchased by Fremont Financial and complies with Fremont Financial's origination standards, (h) is not a Terminated Contract and (i) which provides that any funding of Advances by Fremont Financial will be in its "sole and absolute discretion" or the terms of which otherwise provide that any funding of Advances by Fremont Financial will be discretionary.

         "Eligible Institution" means a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of

Columbia, which at all times has a rating of at least "BBB" by Standard & Poor's and which is a member of the FDIC.

         "Eligible Over-advance" means, at any time with respect to a Contract, the portion of the aggregate Advances outstanding under such Contract that is in excess of the product of the Advance Rate for each such Advance multiplied by the eligible amount of Primary Collateral available to support such Advance (as determined by the Servicer in accordance with its normal servicing procedures); provided, the aggregate Advances outstanding under such Contract are less than an amount equal to 100% of the total eligible amount of Primary Collateral with respect to such Contract (as determined by the Servicer in accordance with its normal servicing procedures); provided, however, that (a) to the extent that any Contract has an associated Over-advance for a period of 120 consecutive days, no Over-advance with respect to that Contract will be an "Eligible Over-advance" unless and until a period of 60 consecutive days has passed during which there is no Over-advance associated with that Contract, and
(b) to the extent that the aggregate amount of Eligible Over-advances (determined in accordance with the foregoing provisions) with respect to all the Contracts shall at any time exceed three percent of the Aggregate Eligible Principal Advances (determined, for purposes of this definition, (1) based on all the provisions of the definition of "Eligible Advance" other than paragraphs (xii) and (xiii) thereof) and (2) subject to the provisions of the definition of "Eligible Assets"), no portion of the excess shall be an "Eligible Over-advance."

         "Eligible Servicer" means Fremont Financial, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of commercial finance loans, (b) is legally qualified and has the capacity to service the Advances, (c) has demonstrated the ability to service professionally and completely a portfolio of similar accounts in accordance with high standards of skill and care, (d) shall have a net worth of at least $50,000,000, and (e) is qualified to use the software that the Servicer is then currently using to service the Advances or obtains the right to use or has software which is adequate to perform it duties under the Pooling and Servicing Agreement (including pursuant to a license from or other agreement with Fremont Financial or any of its Affiliates).

         "Enhancement" means any reserve fund, insurance policy, guaranty, letter of credit, subordination or other form of enhancement designed to provide for the full and/or timely payment of any Series, the Variable Funding Certificate of the Transferor Certificate, each as set forth in the related Supplement.

         "Enhancement Provider" means any person that provides the Enhancement pursuant to the related agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" means with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "Event of Termination" means, with respect to any Series or the Variable Funding Certificate, that any of the events specified in Section 9.01 or 9.02 of the Pooling and Servicing Agreement has occurred, and any applicable grace period has passed and requisite notice has been given.

         "Excess Finance Charge Collections" has the meaning given to such term in Section 4.05(a) of the Pooling and Servicing Agreement.

         "Excess Funding Account" has the meaning specified in Section 4.02(a) of the Pooling and Servicing Agreement.

         "Excess Funding Account Percentage" means, on any date of determination, (a) with respect to the then outstanding Senior Series and Subordinate Series, the percentage equal to (i) the sum of the Invested Amounts and Issuer Amount for such Senior Series and Subordinate Series, divided by
(ii) the sum of the Aggregate Invested Amount and the Issuer Amount, and (b) with respect to any other Series, the percentage equal to (i) the Invested Amount for such Series divided by (ii) the sum of the Aggregate Invested Amount and the Issuer Amount.

         "Excess Funding Amount" means, for any date of determination, the amount, if any, by which (a) the sum of the Invested Amount for each Series, the Issuer Amount and the Aggregate Subordinated Minimum Transferor Amount exceeds (b) the sum of (i) the Aggregate Eligible Principal Advances, (ii) the amounts on deposit in the Excess Funding Account, (iii) the amounts on deposit in Collection Account in excess of any amounts allocated for the payment of interest or the Servicing Fee with respect to any Series or the Variable Funding Certificate, and (iv) the amounts on deposit in the Concentration Accounts, up to a maximum amount not to exceed an amount equal to (3%) three percent of the Aggregate Eligible Principal Advances.

         "Final Trust Termination Date" has the meaning specified in Section
12.01 of the Pooling and Servicing Agreement.

         "Finance Charge" means with respect to any Settlement Period, all amounts charged to an Obligor which do not have a corresponding out- of-pocket expense to the Seller or Servicer including, but not limited to, interest, late fees, and other items customarily included as "finance charges."

         "Finance Charge Collections" means, for any Determination Date for the related Settlement Period, the amount of Gross Collections that represent Finance Charges including, but not limited to interest, late fees, and other items customarily included as "finance charges."

         "Fiscal Year" means each fiscal year of the CP Issuer.

         "Fremont Financial" means Fremont Financial Corporation, a California corporation.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Collections" means, with respect to the Advances on any Business Day, all amounts received by the Servicer (and on deposit in a Concentration Account or the Collection Account) since the prior Business Day in collected funds in payment of or in respect of the Advances, whether denominated as interest, principal, or otherwise, and including, without limitation, all cash proceeds (as such term is defined in the UCC) of any Related Security therefor.

         "Holders" means, in the case of the Certificates, the Person in whose name a Certificate is registered as owner in the Certificate Register.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations for which such Person is obligated pursuant to a guaranty, and (f) obligations in respect of a lease of property which is required to be capitalized in accordance with GAAP.

         "Initial Closing Date" means April 8, 1993.

         "Initial Invested Amount" means (a) with respect to any Series of Investor Certificates, the initial Invested Amount of such Series plus the amount of any additional issuance with respect to such Series and (b) with respect to the Variable Funding Certificate, the initial Invested Amount of the Variable Funding Certificate, plus the amount of any increase in such Invested Amount in accordance with the terms thereof and minus the aggregate amount of principal payments made with respect thereto (other than any principal payment made after the occurrence of an Event of Termination with respect to the Variable Funding Certificate); provided, however, in the event of a Partial Amortization Event, the Initial Invested Amount of any Series or the Variable Funding Certificates shall be reduced, in each case, by the amount of the corresponding principal distribution made with respect thereto.

         "Initial Issuer Amount" means, with respect to the Variable Funding Certificate, the amount stated in the applicable Supplement.

         "Insolvency" means, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" means having the condition of Insolvency.

         "Interest Accrual Period" has the meaning specified in the related Supplement.

         "Invested Amount" means, for any day when used with respect to any Series, an amount equal to (a) the Initial Invested Amount minus (b) the aggregate amount of payments of principal paid with respect to such Series of Certificates prior to such day minus, after the Subordinated Amount applicable to such Series has been reduced to zero, (c) the excess, if any, of the aggregate Charge-off Amounts allocated to such Series over the Excess Finance Charge Collections which have been allocated to such Series.

         "Invested Percentage" means, with respect to any Series for any day, unless otherwise specified in any Supplement with respect to a particular Series as provided in Section 6.09 of the Pooling and Servicing Agreement, (a) when used with respect to a Series during its related Non-Amortization Period, the decimal equivalent of a fraction the numerator of which is the Invested Amount as of the end of the preceding Business Day and the denominator of which is the Eligible Assets for such preceding Business Day; and (b) when used with respect to a Series during its related Amortization Period, the decimal equivalent of a fraction the numerator of which is the Invested Amount as of the opening of business on the first day of the related Amortization Period and the denominator of which is the greater of (i) the Eligible Assets on the last day of the prior Settlement Period and (ii) the sum of the numerators then being used to determine the Invested Percentage for each outstanding Series and the Issuer Percentage for the Variable Funding Certificate.

         "Investor Certificate" means a certificate issued under Section 6.01 of the Pooling and Servicing Agreement hereof by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A to the Pooling and Servicing Agreement.

         "Investor Certificateholder" means the Holder of record of an Investor Certificate as indicated in the Certificate Register.

         "Investor Interest" has the meaning specified in Section 4.01 of the Pooling and Servicing Agreement.

         "Issuance Date" has the meaning, with respect to the Variable Funding Certificate or any Series issued pursuant to Section 6.09 of the Pooling and Servicing Agreement, stated in such Section.

         "Issuance Notice" has the meaning, with respect to the Variable Funding Certificate or any Series issued pursuant to Section 6.09 of the Pooling and Servicing Agreement, stated in such Section.

         "Issuer Additional Amount" has the meaning specified in Section 6.10 of the Pooling and Servicing Agreement.

         "Issuer Amount" means for any day when used with respect to the Variable Funding Certificate, an amount equal to (a) the Initial Issuer Amount, plus (b) the aggregate principal amount of the purchases by the Holder of the Variable Funding Certificate of any Issuer Additional Amounts through the end of the preceding Business Day pursuant to Section 6.10 of the Pooling and Servicing Agreement, minus (c) the aggregate amount of payments of principal paid to the Holder of the Variable Funding Certificate prior to such day, minus, after the Subordinated Amount with respect to the Variable Funding Certificate has been reduced to zero, (d) the excess, if any, of the Charge-Off Amounts allocated to the Variable Funding Certificate over the Excess Finance Charge Collections which have been allocated to the Variable Funding Certificate.

         "Issuer Interest" has the meaning specified in Section 4.01 of the Pooling and Servicing Agreement.

         "Issuer's Interest Rate" has the meaning set forth in the related Supplement.

         "Issuer Percentage" means with respect to the Variable Funding Certificate for any day, unless otherwise specified in the Supplement pursuant to which the Variable Funding Certificate is issued as provided in Section 6.09 of the Pooling and Servicing Agreement, (a) when used during the related Non-Amortization Period, the decimal equivalent of a fraction the numerator of which is the Issuer Amount as of the end of the preceding Business Day and the denominator of which is the Eligible Assets for such preceding Business Day; and (b) when used during the related Amortization Period, the decimal equivalent of a fraction the numerator of which is the Issuer Amount as of the last day prior to the related Amortization Period Commencement Date and the denominator of which is the greater of (i) the Eligible Assets on the last day of the prior Settlement Period and (ii) the sum of the numerators then being used to determine the Invested Percentage for each outstanding Series and the Issuer Percentage for the Variable Funding Certificate.

         "Letter of Representations" means the agreement among the Transferor, the Trustee and the initial Clearing Agency, with respect to any Book-Entry Certificates or book-entry Commercial Paper.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 7.02 or 7.04 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien; provided, further, however, that the lien created by the Pooling and Servicing Agreement shall not be deemed to constitute a Lien.

         "Liquidity Agent" has the meaning set forth in the Liquidity
Agreement.

         "Liquidity Agreement" has the meaning set forth in the Variable Funding Supplement.

         "Liquidity Banks" has the meaning set forth in the Liquidity
Agreement.

         "Liquidity Loan" has the meaning set forth in the Liquidity Agreement.

         "Loan Documents" means the Liquidity Agreement and the Loan Notes.

         "Loan Notes" means all the Revolving Loan Notes and the Refunding Loan Notes.

         "Loans" means the Revolving Loans and the Refunding Loans.

         "Lock-Box Account" means an account maintained at a Lock-Box Bank.

         "Lock-Box Agreements" means the collective reference to each agreement substantially attached as Exhibit I-1 to the Pooling and Servicing Agreement, among an Obligor, Fremont Financial and a Lock-Box Bank, pursuant to which such Lock-Box Bank receives or will receive Gross Collections from time to time as provided therein, and any other future agreement substantially in the form of Exhibit J (and which do not differ substantively in form) to the Pooling and Servicing Agreement with any other Lock-Box Bank.

         "Lock-Box Banks" means any of the banks, including banks with blocked accounts, listed in Exhibit B to the Purchase Agreement and Exhibit K to the Pooling and Servicing Agreement (including their successors) and any other bank which becomes a Lock-Box Bank pursuant to Section 2.06(i) of the Pooling and Servicing Agreement and which is a party to a Lock-Box Agreement and pursuant thereto holds or may in the future hold one or more lock-box or blocked accounts for receiving Gross Collections.

         "Minimum Aggregate Principal Advances" has the meaning given such term in the Variable Funding Supplement.

         "Monthly Certificate Rate" has the meaning specified in the related Supplement.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding five (5) years by any Person or any ERISA Affiliate of such Person.

         "Non-Amortization Period" means, with respect to each Series or the Variable Funding Certificate, the period from and including the Closing Date for such Series or the Variable Funding Certificate, up to and including the day prior to the Amortization Period Commencement Date for such Series or the Variable Funding Certificate.

         "Obligor" means, with respect to any Advance the Person or Persons obligated to make payments with respect to such Advance under a Contract.

         "Officer's Certificate" means a certificate signed by a Chairman of the Board, President, Controller or any Vice President of the Transferor or the Servicer or, in the case of a Successor Servicer, a certificate signed by a Vice President (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department, or instrumentality thereof, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Transferor or the Servicer and who shall be reasonably acceptable to the Trustee.

         "Overcollateralization Enhancement Amount" for any date of determination, shall be the sum of (a) the Aggregate Subordinated Transferor Amount and (b) the Invested Amount with respect to all then outstanding Subordinate Series of Investor Certificates.

         "Partial Amortization" has, with respect to each Series or the Variable Funding Certificate, the meaning specified in the related Supplement or Variable Funding Supplement.

         "Partial Amortization Event" has the meaning specified in the related Supplement.

         "Paying Agent" means any paying agent appointed pursuant to Section
6.06 of the Pooling and Servicing Agreement and shall initially be the Trustee.

         "Payment Date" means with respect to any Series or the Variable Funding Certificate the date specified as such in the applicable Supplement.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Investments" means: (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed as to timely payment by the United States of America; (ii) certificates of deposit of, or bankers' acceptances (having original maturities of not more than 180 days) issued by, any depository institution or trust company and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, such depository institution or trust company shall have a commercial paper credit rating, if any, and a long-term unsecured debt obligation (other than such obligations whose rating is based on the credit of a person or entity other than such institution or trust company) credit rating from S&P of at least "A-l+" in the case of commercial paper, and a rating not lower than "AAA" in the case of long-term unsecured debt obligations, or such deposits are fully insured by the FDIC; (iii) commercial paper (having original maturities of not more than 180 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of at least A-l+ by S&P; (iv) investments in money market funds rated in, a rating of at least "AAA" by S&P; and (v) any other investment, if the applicable

Rating Agency confirms in writing that such investment will not adversely affect any ratings with respect to any Series of Investor Certificates or the Commercial Paper, and which shall be acceptable to the Trustee and (b) demand deposits or time deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in (a)(ii) above. In addition to the required ratings by S&P, to the extent that D&P has also assigned a rating for any proposed investment, the proposed investment must also have a rating from D&P that is equivalent to the rating assigned by S&P.

         "Permitted Liens" means (a) Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto; provided, that no notice of lien or similar filing shall have been made by the relevant taxing authority with respect thereto and (b) Liens arising under the Purchase Agreement and this Agreement.

         "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Plan" means, with respect to any Person, any employee pension benefit plan that (a) is maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

         "Plan Event" means, with respect to any Person, (a) the provision of a notice of intent to terminate any Plan under Section 4041 of ERISA other than in a "standard termination," (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any material liability of such Person, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which could be reasonably expected to result in a material liability of such Person, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such Person from any Multiemployer Plan which can be reasonably anticipated to result in a material liability of such Person, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may result in a material liability of such Person, and (g) any other event or condition which under ERISA or the Code could be reasonably expected to constitute grounds for the imposition of a lien on the assets of such Person in respect of any Plan or Multiemployer Plan.

         "Pool Factor" means, with respect to any Series and any Record Date, a number carried out to eleven decimals representing the ratio of the related Invested Amount as of such Record Date (determined after taking into account any reduction in the applicable Invested Amount which will occur on the following Payment Date) to the related Initial Invested Amount.

         "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 1997, by and among Fremont Funding Inc., as Transferor, Fremont Financial, as Servicer, and LaSalle National Bank, as Trustee, and all amendments thereof and supplements thereto, including any Supplement.

         "Primary Collateral" means the type of collateral securing an Advance that is used to determine the maximum amount to be advanced under a Contract.

         "Principal Advances" means the Unpaid Balance of Advances.

         "Principal Terms" has the meaning specified in Section 6.09(b) of the Pooling and Servicing Agreement.

         "Private Placement Exemption" has the meaning specified in Section
6.02 of the Pooling and Servicing Agreement.

         "Prospective Event of Termination" has the meaning specified in
Section 2.03(m) of the Pooling and Servicing Agreement.

         "Purchase Agreement" means the Asset Sale and Contribution Agreement, dated as of March 1, 1993 by and between Fremont Funding Inc., as buyer, and Fremont Financial, as seller, and all amendments and supplements thereto.

         "Purchase Date" means the date on which an Advance is conveyed to the Buyer and the Purchase Price therefore is due and payable.

         "Purchase Price" has the meaning assigned to such term in Section 3.1 of the Purchase Agreement.

         "Rating Agency" means, with respect to each Series, the Variable Funding Certificate or the Commercial Paper, the rating agency or rating agencies that rated the Series, the Variable Funding Certificate or the Commercial Paper, as the case may be, at the request of the Servicer.

         "Reassignment" has the meaning specified in Section 2.04 of the Pooling and Servicing Agreement.

         "Reconveyed Advance" has the meaning specified in Section 2.04(c) of the Pooling and Servicing Agreement.

         "Record Date" has the meaning specified in the applicable Supplement.

         "Recoveries" means all amounts (including proceeds of credit insurance) received by the Servicer with respect to Advances which have previously become Defaulted Advances.

         "Refunding Loan" has the meaning set forth in the Liquidity Agreement.

         "Refunding Loan Note" has the meaning set forth in the Liquidity Agreement.

         "Related Security" means with respect to any Advance, (a) all of the right, title and interest of the Seller, when such term is used in the Purchase Agreement and of the Transferor, when such term is used in the Pooling and Servicing Agreement, in such Advance, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such Advance, whether pursuant to the Contract related to such Advance or otherwise, (c) the assignment for the benefit of the Buyer, when such term is used in the Purchase Agreement, or the Trustee, when such term is used in the Pooling and Servicing Agreement, of all UCC financing statements or similar instruments covering any collateral securing payment of such Advance, (d) all of the Transferor's right, title, and interest in, to and under the Purchase Agreement, (e) all guarantees, insurance, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Advance whether pursuant to the Contract related to such Advance or otherwise, and (f) all other instruments and all rights under the Advances Documents relating to such Advances and all rights (but not obligations) relating to such Advances.

         "Removal" has the meaning set forth in Section 2.08(b)(i) of the Pooling and Servicing Agreement.

         "Removal Date" has the meaning set forth in Section 2.08(b)(i) of the Pooling and Servicing Agreement.

         "Removed Contract" has the meaning set forth in Section 2.08(a) of the Pooling and Servicing Agreement.

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Regulation Section 2615.

         "Repurchase Terms" means, with respect to any Series or the Variable Funding Certificate, the terms and conditions, if any, under which the Transferor may repurchase such Series or the Variable Funding Certificate pursuant to Section 12.02 of the Pooling and Servicing Agreement as stated as such in the applicable Supplement.

         "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board).

         "Responsible Officer" when used with respect to the Trustee means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

         "Revolving Loan" has the meaning set forth in the Liquidity Agreement.

         "Revolving Loan Note" has the meaning set forth in the Liquidity Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Pledge and Security Agreement, if any, with respect to the Variable Funding Certificate.

         "Seller" means Fremont Financial Corporation, a corporation organized and existing under the laws of the State of California.

         "Senior Enhancement Percentage" means the weighted average of the Subordinated Percentage for each Senior Series and the Variable Funding Certificate, as set forth in the related Series Supplement.

         "Senior Series" means, with respect to the Series 1995-1 Certificates, the Series B, Series C and Variable Funding Certificates and any other Series that (a) has been designated as a "senior" or "non-subordinate" Series with respect to the Series 1995-1 Certificates in the applicable Series Supplement,
(b) is issued prior to the May 2000 Payment Date, (c) has an Amortization Period Commencement Date no later than the May 2000 Payment Date, and (d) has a Series Termination Date on or before the May 2002 Payment Date; provided, however, that any increase in the Invested Amount or Issuer Amount of a Senior Series after the May 2000 Payment Date shall not be deemed part of any "Senior Series."

         "Series" means any series of Investor Certificates issued under
Section 6.09 of the Pooling and Servicing Agreement but not the Variable Funding Certificate.

         "Series Termination Date" means, with respect to any Series, the date stated as such in the applicable Supplement.

         "Service Transfer" has the meaning specified in Section 10.01(d) of the Pooling and Servicing Agreement.

         "Servicer" means Fremont Financial Corporation and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement to service the Advances.

         "Servicer Default" has the meaning specified in Section 10.01 of the Pooling and Servicing Agreement.

         "Servicing Fee" has the meaning specified in Section 3.02 of the Pooling and Servicing Agreement.

         "Servicing Fee Percentage" means, with respect to any specific Series or the Variable Funding Certificate, the percentage specified as such in the applicable Supplement.

         "Servicing Officer" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Advances whose name appears on a list furnished to the Trustee and the Liquidity Agent by the Servicer, as such list may from time to time be amended.

         "Settlement Period" means a calendar month; provided, however, that, in the case of the initial Settlement Period, "Settlement Period" shall mean the period from and including the date hereof to and including the last day of the calendar month in which the Closing Date occurs.

         "Settlement Statement" means a report substantially in the form attached as Exhibit H to the Pooling and Servicing Agreement.

         "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Subordinated Amount" means, with respect to each Series and the Variable Funding Certificate, the amount, if any, set forth in the applicable Supplement.

         "Subordinate Enhancement Percentage" means a fraction the numerator of which is 11.5% and the denominator of which is 88.5%, which fraction may be reduced by the Transferor upon confirmation from each Rating Agency that such reduction would not result in a withdrawal or downgrading of any outstanding Series of Investor Certificates or the Variable Funding Certificate.

         "Subordinated Minimum Amount" means with respect to any Business Day and with respect to each Series and the Variable Funding Certificate, either the Subordinated Minimum Amount set forth in the related Supplement or, if the context so requires, the sum of the Subordinated Minimum Amounts for all outstanding Series and the Variable Funding Certificate.

         "Subordinate Series" means any Series that is designated as subordinated in the related Series Supplement.

         "Successor Servicer" has the meaning specified in Section 10.02 of the Pooling and Servicing Agreement.

         "Supplement" means, with respect to any Series or the Variable Funding Certificate, a supplement to the Pooling and Servicing Agreement complying with the terms of Section 6.09 thereof.

         "Terminated Contract" means a Contract which has reached its Contract Termination Date and has not been renewed or extended or any Contract terminated pursuant to its terms.

         "Termination Date" has the meaning set forth in Section 8.1 of the Purchase Agreement.

         "Termination Notice" has the meaning specified in Section 10.01 of the Pooling and Servicing Agreement.

         "Transfer Agent and Registrar" has the meaning specified in Section 6.03(a) of the Pooling and Servicing Agreement and shall initially be the Trustee.

         "Transfer Date" means, with respect to any Payment Date, the Business Day next preceding such Payment Date.

         "Transfer Deposit Amount" means, with respect to any Reconveyed Advance for any Business Day, an amount equal to the amount of the Unpaid Balance of the Reconveyed Advance at the end of the preceding Business Day.

         "Transferor" means Fremont Funding Inc., a Delaware corporation.

         "Transferor Amount" means for, any day, the excess, if any, of (a) Aggregate Principal Advances for the prior Business Day (or the Initial Closing
Date) plus all amounts then on deposit in the Collection Account, the Excess Funding Account, the Cash Collateral Account, and each Concentration Account over (b) the sum of the Issuer Amount and the Aggregate Invested Amounts for such day.

         "Transferor Certificate" means the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit C to the Pooling and Servicing Agreement.

         "Transferor Eligible Amount" means for any day the excess, if any, of
(a) the Eligible Assets over (b) the sum of the Issuer Amount and the Aggregate Invested Amount.

         "Transferor Interest" has the meaning specified in Section 4.01 of the Pooling and Servicing Agreement.





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
         "Transferor Percentage" means, with respect to the Transferor Certificate for any day, the excess on such day, if any, of (a) 100% over (b) the sum of (i) the sum of the Invested Percentages of each outstanding Series of Investor Certificates, and (ii) the Issuer Percentage.

         "Trust" means the trust created by the Pooling and Servicing
Agreement.

         "Trust Assets" has the meaning specified in Section 2.01 to the Pooling and Servicing Agreement.

         "Trust Fund Repurchase Price" has the meaning assigned to such term in
Section 2.04(d) of the Pooling and Servicing Agreement.

         "Trustee" means the institution executing the Pooling and Servicing Agreement as trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified or applicable jurisdiction.

         "Undivided Interest" means the undivided interest of any Investor Certificateholder or the CP Issuer, as the Holder of the Variable Funding Certificate, in the Trust. Such Undivided Interest is to be measured, in the case of any Investor Certificateholder, by such Holder's pro rata share of the Invested Amount of the related Series, and in the case of the CP Issuer, the Issuer Amount.

         "Unpaid Balance" means at any time, with respect to the Variable Funding Certificate, the Issuer Amount as of such day without reference to clause (d) of the definition of "Issuer Amount" and, with respect to an Advance, the outstanding amount of the indebtedness of the related Obligor incurred in connection with a particular loan under or evidenced by the related Contract.

         "Variable Funding Certificate" means a certificate issued pursuant to
Section 6.09 to the Pooling and Servicing Agreement, held by the CP Issuer or other person specified in the related Supplement and substantially in the form of Exhibit B to the Pooling and Servicing Agreement.

         "Variable Funding Servicing Fee" has the meaning specified in the Variable Funding Supplement.

         "Variable Funding Supplement" means, with respect to the Variable Funding Certificate, if any, a Supplement with the Pooling and Servicing Agreement complying with the terms of Section 6.09 thereof.

         "Vice President" when used with respect to the Transferor or the Servicer means any vice president whether or not designated by a number or word or words added before or after the title "vice president."





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
         "Weighted Average Servicing Fee Percentage" means the weighted average of the Servicing Fee Percentages of each outstanding Series and the Variable Funding Certificate calculated based on the then outstanding Investor or Issuer Interest.

         "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph, or cable.





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